SCHEDULE 14C
                                 (Rule 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                              (Amendment No. ____)


Check the appropriate box:

[X]      Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d)(1))

[ ]      Definitive Information Statement

                             DELICIOUS BRANDS, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required

[X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1)  Title of each class of securities to which transaction  applies:
              ____________________.

         (2)  Aggregate  number of securities to which  transaction  applies:
              _______________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $26.68 million -- sale price .

         (4)  Proposed maximum aggregate value of transaction: $26.68 million.


         (5)  Total fee paid: $5,336.

[ ]  Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount Previously Paid:___________________.
         (2)  Form, Schedule or Registration Statement No.: ___________________.
         (3)  Filing Party:__________________________.
         (4)  Date Filed: ___________________________.

                              DELICIOUS BRANDS INC.
                                2070 Maple Street
                           Des Plaines, Illinois 60018


April __, 2000


Dear Stockholder,

         We are sending the enclosed Information Statement to stockholders of Delicious Brands Inc., a Delaware corporation ("Delicious"), in connection with action taken by written consent of the stockholders (the "Written Consent") with respect to the two proposals set forth below. We are not soliciting proxies in connection with the Written Consent, and you do not have to send us proxies.

         The proposals, subject of the enclosed Information Statement, are as follows:

         1. A proposal to approve and adopt the proposed sale for cash, to BF USB, Inc. ("BF"), a Delaware corporation, of substantially all of the assets and business of Delicious (including any business conducted through subsidiaries) (the "Proposed Sale").

         2. A proposal to approve a change of Delicious' name to "Next Generation Technology Holdings, Inc." or such other name as shall be determined by the Board of Directors of Delicious (the "Name Change").

         OUR BOARD OF DIRECTORS HAS FULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE PROPOSED SALE AND DETERMINED THAT THE PROPOSED SALE IS FAIR AND IN THE BEST INTERESTS OF DELICIOUS AND ITS STOCKHOLDERS. YOUR BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE PROPOSED SALE.

         YOUR BOARD OF DIRECTORS HAS APPROVED AND ADOPTED THE NAME CHANGE.

         In arriving at its recommendation, our Board gave careful consideration to a number of factors, as described in the enclosed Information Statement, including the opinion of its financial advisor, Valuemetrics, Inc. ("Valuemetrics"), to the effect that the consideration to be received by Delicious is fair, from a financial point of view, to Delicious and holders of its outstanding capital stock. The written opinion of Valuemetrics is attached as Appendix B to the enclosed Information Statement. You are urged to read the opinion in its entirety for a description of the assumptions made, the matters considered and procedures followed by Valuemetrics.

         Stockholders holding in excess of approximately 51% of Delicious' outstanding capital stock entitled to vote with respect to the two proposals have executed written consents in favor of the two proposals listed above as of the date of this Information Statement. However, the proposals listed above will not be effected until at least 20 days after this Information Statement has first been sent to stockholders.

                                          By Order of the Board of Directors,

                                          T. J. Guinan
                                          President and Chief Executive Officer

                              ---------------------

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

            The date of this Information Statement is April __, 1999

                             DELICIOUS BRANDS, INC.
                                -----------------
                              INFORMATION STATEMENT
                                 ---------------

               CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

         We are sending this Information Statement to stockholders of Delicious Brands, Inc., a Delaware corporation ("Delicious"), in connection with action taken by written consent of the stockholders (the "Written Consent") with respect to the two proposals set forth below. We are not soliciting proxies in connection with the Written Consent, and you do not need to send us a proxy. This Information Statement is first being mailed to stockholders of Delicious on or about May l, 2000.

         The proposals, subject of the enclosed Information Statement, are as follows:

         1. A proposal to approve and adopt the proposed sale for cash, to BF USB, Inc., a Delaware corporation ("BF"), of substantially all of the assets and business of Delicious (including any business conducted through subsidiaries) (the "Proposed Sale").

         2. A proposal to approve a change of Delicious' name to "Next Generation Technology Holdings, Inc." or such other name as shall be determined by the Board of Directors of Delicious (the "Name Change").

         Only stockholders of record at the close of business on April 14, 2000 will be entitled to receive notice of the Written Consent.

         Our principal executive office is located at 2070 Maple Street, Des Plaines, IL 60018. The telephone number of our principal executive office is
(847) 699-3200.

                                       By Order of the Board of Directors,


                                       T. J. Guinan
                                       President and Chief Executive Officer

                              ---------------------

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

April __, 2000

                              DELICIOUS BRANDS INC.
                                2070 Maple Street
                              Des Plaines, IL 60018
                              ---------------------

                              INFORMATION STATEMENT
                              ---------------------


         We are sending this Information Statement to holders of the outstanding shares of common stock, par value $.01 per share and holders of the outstanding shares of preferred stock, Series B, C and D, par value $.01 per share, of Delicious Brands Inc., a Delaware corporation, in connection with action taken by written consent of the stockholders for (i) the sale of substantially all of the assets and business of Delicious (including any business conducted through subsidiaries) for cash, to BF USB, Inc., a Delaware corporation, pursuant to an Asset Purchase Agreement, dated as of April 5, 2000, between Delicious and BF USB; and (ii) an amendment to Delicious' charter to reflect a change in name to "Next Generation Technology Holdings, Inc." or such other name as shall be determined by our Board of Directors. A copy of the Purchase Agreement is attached to this Information Statement as Appendix A.

         BF USB will pay us $26.68 million, less a $1.7 million working capital adjustment and subject to future adjustment based on the closing balance sheet. A portion, $5.336 million, of the purchase price will be deposited by BF USB into an escrow account as an indemnification reserve amount to cover possible indemnification claims against Delicious that may arise under the terms of the Purchase Agreement and the related Escrow Agreement.
                              ---------------------

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.
                              ---------------------

         In conformity with the Delaware General Corporation Law and our Certificate of Incorporation, the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote is required to approve the proposed sale and the name change. In accordance with the Delaware law, holders of a majority of the outstanding shares of capital stock have executed written consents approving the proposed sale and the name change. ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. FOR THAT REASON, NO PROXY CARD HAS BEEN ENCLOSED AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER APPROVAL OF THE PROPOSED SALE OR THE NAME CHANGE. The proposed sale will not be consummated, and the name change will not become effective, until at least twenty (20) days after the mailing of this Information Statement.

         WE ARE FURNISHING YOU THIS INFORMATION STATEMENT FOR INFORMATION PURPOSES ONLY. This Information Statement is first being mailed on or about May l, 2000 to the holders of record of our common stock and preferred stock as of the close of business on April 14, 2000 (the "Record Date"). As of the Record Date, 5,702,865 shares of common stock were outstanding, 35,000 shares of Series B Preferred Stock were outstanding, 170,038 shares of Series C Preferred Stock were outstanding and 100,000 shares of Series D Preferred Stock were outstanding. Each share of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is entitled to vote on an as converted basis on the two proposals and is entitled to 7.1808, 10 and 10 votes respectively for each share of such shares of preferred stock that is outstanding. The shares of Series A Preferred Stock are not entitled to vote on either proposal.


                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may inspect and request copies of our reports, proxy statements and other information filed by us at the public reference facilities at the SEC's office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at the SEC's Regional Office at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the SEC's Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may also obtain a copy of such material from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our reports, proxy statements and other information can also be inspected and copied at the offices of The National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006 or be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                                TABLE OF CONTENTS

                                                                         PAGE

INTRODUCTION...............................................................1
SUMMARY....................................................................1
STOCKHOLDER WRITTEN CONSENT TO THE
     PROPOSED SALE AND NAME CHANGE.........................................1
THE PROPOSED SALE..........................................................1
NAME CHANGE................................................................4
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA............................5
PRO FORMA CONSOLIDATED BALANCE SHEET.......................................6
PRO FORMA STATEMENT OF OPERATIONS..........................................7
THE STOCKHOLDER WRITTEN CONSENT............................................8

RECORD DATE AND OUTSTANDING SHARES.........................................8
NO DISSENTERS' RIGHTS......................................................8
THE PROPOSED SALE..........................................................9
THE PURCHASE AGREEMENT.....................................................16
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT............................................................23
NAME CHANGE................................................................25
APPENDIX -- ASSET PURCHASE AGREEMENT.......................................A-1
APPENDIX -- OPINION OF VALUEMETRICS, INC...................................B-1

                                  INTRODUCTION


         We are furnishing this Information Statement to stockholders of Delicious Brands, Inc. ("Delicious"), a Delaware corporation, in connection with action taken by written consent of our stockholders with respect to the following two proposals:

         1. A proposal to approve and adopt the proposed sale for cash, to BF USB, Inc. ("BF USB"), a Delaware corporation, of substantially all of the operating assets and business of Delicious (including any business conducted through subsidiaries).

         2. A proposal to approve a change of Delicious' name to "Next Generation Technology Holdings, Inc." or such other name as shall be determined by our Board of Directors.

         Pursuant to the written consent, our stockholders have approved (i) the proposed sale for cash to BF USB, of substantially all of our assets and business (including any business conducted through subsidiaries) under the terms of an Asset Purchase Agreement between BF USB and Delicious dated as of April 5, 2000, a copy of which is attached hereto as Appendix A; and (ii) the change of Delicious' name to "Next Generation Technology Holdings, Inc." or such other name as our Board of Directors may decide.

                                     SUMMARY

         Because this is a summary it does not contain all the information that may be important to you. You should read this entire Information Statement and its appendices which contain the more detailed information.

STOCKHOLDER WRITTEN CONSENT TO THE PROPOSED SALE AND NAME CHANGE

         Consent Required and Received. Section 271 of the Delaware General Corporation Law requires the holders of a majority of the shares of outstanding stock entitled to vote to approve the proposed sale and the name change. Stockholders holding in excess of 51% of the outstanding capital stock of Delicious who are entitled to vote on the proposed sale and name change consented in writing to the proposed sale and the name change, satisfying the requirements of Section 271. See "The Stockholder Written Consent."

THE PROPOSED SALE

         We were founded in 1989 originally to market the Frookie cookie product, one of the first all-natural, low-fat cookies produced with fruit juice sweeteners. Through the acquisition of Delicious Cookie Company, Inc. in 1994, we expanded our product offerings into three lines: (i) high-quality, value priced snack products, (ii) licenses and co-branded snack products (i.e., packaged under both a licensed label and the Delicious label) and (iii) all-natural snack products.

All of our products are produced by independent food processors using our own licensed and/or patented processes or formulas.

         We develop, market and sell cookies, crackers and related food products under the tradenames of: Delicious(R), Salerno(R), Mama's(R) and Frookie(R). We sell these products primarily in the United States to independent direct-store delivery distributors for resale to supermarkets and other retail outlets, through large wholesalers to natural food stores and also directly to supermarkets and other retail outlets.

         Our principal executive office is located at 2070 Maple Street, Des Plaines, Illinois 60018 and our telephone number is (847) 699-3200.

         BF USB is a Delaware corporation and indirect subsidiary of Parmalat Canada Ltd. engaged in the business of manufacturing and distributing cookies. The principal executive offices of BF USB are located in St. Louis, Missouri.

         Assets to Be Sold. We have agreed to sell substantially all of our assets and business to BF USB. See "The Purchase Agreement -- Transferred Business."

         Purchase Price. BF USB will pay $26,680,000 in cash, less a $1,700,000 working capital adjustment, which may be further reduced based on possible changes reflected in a closing balance sheet delivered 45 days after the closing of the sale of assets. BF USB will deposit $5,336,000 of the purchase price into an escrow account at closing. This deposit will be held for eighteen months to cover any indemnification claims that may arise after closing. One-half of such escrow amount, $2,668,000, will be released six months after the closing with another $1,334,000 to be released twelve months after the Closing, less any payments made for claims against the escrowed amount or notice of claim given. See "The Purchase Agreement -- Purchase Price" and "The Purchase Agreement -- Escrow".

         Closing of the Sale of the Transferred Business. The closing date of the proposed sale will occur on a date as the parties may agree following the satisfaction or waiver of the conditions contained in the Purchase Agreement. See "The Purchase Agreement -- The Closing." We currently expect that, subject to satisfaction or waiver of the conditions in the Purchase Agreement, the closing will occur twenty (20) days after the mailing of this Information Statement or as soon as possible after the expiration of the twenty days, but no later than June 15, 2000.

         Approval by the Board of Directors. Our Board of Directors believes that the proposed sale is in the best interest of Delicious and our stockholders and is fair to our unaffiliated stockholders. Our Board of Directors approved the proposed sale. Our Board of Directors' approval of the proposed sale is based upon a number of factors described in this Information Statement. See "The Proposed Sale -- Delicious' Reasons for the Proposed Sale; Approval of the Board of Directors and Opinion of Delicious' Financial Advisor."

         Use of Proceeds. The $26,680,000 purchase price will be reduced by $1,700,000 reflecting a working capital adjustment. $5,336,000 will be deposited by BF USB into an escrow account to provide for indemnification, if necessary, and approximately $200,000 will be used to pay expenses related to the proposed sale. We expect to use the remainder of the proceeds from the proposed sale to
(i) repay our bank debt and other debt as well as any liabilities not assumed by BF USB, (ii) redeem our Series C Preferred Stock and (iii) redeem our Series D Preferred Stock six months from the closing. We expect to have net cash of $536,000 available at the closing after taking into account the payments of $3,746,000 six months after closing assuming the release of one-half of the escrow funds and redemption of the Series D Preferred Stock. Subsequent to the closing of the proposed sale, our Board of Directors intends to explore entering a new line of business. The Board of Directors has not identified any new line of business at the present time. If our Board does not successfully identify a new line of business, our Board of Directors may seek to liquidate our company and pay out any net cash to the stockholders. See "The Proposed Sale -- Use of Proceeds."

         Certain  Tax  Consequences.   The  proposed  sale  will  be  a  taxable
transaction to us for United States Federal income tax purposes and we will recognize gain on the proposed sale under the Purchase Agreement. We do not believe, however, that there will be any material tax payable by us because of the net operating losses we previously incurred other than approximately $250,000 in taxes resulting from the Alternative Minimum Tax. There will be no United States Federal income taxes and no gain or loss will be recognized by our stockholders as a result of the proposed sale. See "Certain Federal Income Tax Consequences."

         Conditions to the Proposed Sale. The obligations of Delicious and BF USB to complete the proposed sale are subject to approval by our stockholders, as well as the satisfaction or waiver of certain other conditions which are normal in a transaction of this nature, including, among others:

                  o    obtaining any necessary governmental approvals;
                  o insuring there are no orders of any court or governmental entity that enjoin, restrain or prohibit the Purchase Agreement or the completion of the proposed sale;
                  o the proposed sale must not be prohibited by any injunction or order, or any action or proceeding pending before any court or other governmental body seeking to restrain, prohibit or invalidate the transactions contemplated by the Purchase Agreement;
                  o the representations and warranties of Delicious and BF USB must be true and correct;
                  o Delicious and BF USB shall have performed all of their respective obligations under the Purchase Agreement;
                  o    no material adverse effect shall have occurred; and

                  o consents to the proposed sale of certain third parties who have agreements with Delicious shall have been received. See "The Purchase Agreement -- Conditions."

         Termination. The Purchase Agreement may be terminated in certain circumstances, including, among others, (i) by either party, if the transaction contemplated by the Purchase Agreement is not completed by June 15, 2000; (ii) by the mutual written agreement of the parties; (iii) by Delicious if prior to the closing, our Board of Directors approves or accepts a superior proposal as allowed by the terms of the Purchase Agreement; and (iv) by either Delicious or BF USB, if prior to the closing there is a material breach of any of the representations, warranties or covenants by the other party. See "The Purchase Agreement -- Termination."

         Interests of Certain Persons in the Proposed Sale. To the best of our knowledge, no officer, director or holder of at least five percent (5%) of our capital stock has a financial interest in the proposed sale that is different from any other holder of our capital stock, except for certain 5% holders and directors of Delicious who will receive a fee in connection with the proposed sale and have shares of Series C and D Preferred Stock redeemed at closing and/or six months after closing, respectively. See "Stock Ownership of Certain Beneficial Owners and Management," "The Proposed Sale -- Interests of Certain Persons in the Proposed Sale."

         No Appraisal Rights. Under the Delaware law and our Certificate of Incorporation, the holders of shares of our capital stock will not be entitled to appraisal rights in connection with the proposed sale.

NAME CHANGE

         Our Board of Directors recommends approval of the amendment to change the name of Delicious to "Next Generation Technology Holdings, Inc." or such other name as our Board of Directors may decide, so that we can fulfill our obligation under the Purchase Agreement to sell and assign the name "Delicious Brands, Inc." to BF USB.

                       SELECTED HISTORICAL FINANCIAL DATA

         The following are our selected historical financial data on a consolidated basis for the years ended December 31, 1999, 1998, 1997, 1996 and 1995. You should read this selected historical consolidated financial data with our Financial Statements, and with the Notes to Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our 1999 Form 10K.


                                                              Year ended December 31,
                                                    (in thousands, except per share information)

                                              1995            1996            1997         1998(1)          1999(1)
                                              ----            ----            ----         -------          -------

STATEMENT OF
OPERATIONS DATA

Net Sales                                  $52,722        $ 36,848         $30,665        $ 53,030         $ 41,086

Total Operating Expenses                   $16,326        $  7,503         $ 8,419(2)      $14,579          $15,847
Loss from Operations                       $ 5,859        $    492         $ 2,947         $ 3,404          $ 6,433

Net (Loss)                                 $(6,955)       $   (898)        $(3,398)        $(5,308)         $(7,635)

Net (Loss) Per Share                       $ (2.57)       $   (.32)        $ (1.16)       $  (1.57)        $  (1.70)

Weighted Average Number of
Common Shares Outstanding                    2,704           2,814           2,934           3,390            4,537

BALANCE SHEET DATA:

Cash                                     $      48       $     662        $    808     $       982        $     601
Working Capital (Deficit)                $  (2,870)      $  (2,451)       $ (4,363)    $    (7,228)       $ (10,015)
Total Assets                             $   9,719       $   7,592        $  6,487     $    19,226        $  14,234
Long-term Debt (excluding                $   2,151       $   2,110        $  1,960     $         0        $       0
current portion)
Stockholders' equity (Deficit)           $  (2,798)      $  (2,349)       $ (4,788)    $     2,856        $     194

(1) In April 1998, the Company acquired substantially all of the assets and assumed certain liabilities of Salerno Foods, L.L.C. the results of which are reflected herein.
(2) Reflects $1,548,000 restructuring charge recognized by the Company for the year ended December 31, 1997 primarily consisting of the expending of consulting and non-competition agreements the Company entered into with former executive officers.

                        Unaudited Pro Forma Balance Sheet
                                December 31, 1999

                                                             (1)            (2)
                                                         Insurance of  Proceeds from       (3)
                                           Historical     Common and  Sale of Certain    Use of        Pro Forma
                                            Balance       Preferred       Assets &    Sale Proceeds     Balances
                                         as of 12/31/99     Stock       Liabilities     at Closing     of 12/31/99
                                         --------------     -----       -----------     ----------     -----------

                 Assets
Cash                                            $600,762                   $18,196,000  ($16,975,316)    $1,821,446
Special reserve fund                                          $500,000                                      500,000
Escrow fund receivable                                                       5,336,000             0      5,336,000
Accounts receivable, net                       1,797,900                    (1,797,900)            0              0
Inventory                                      1,043,400                    (1,043,400)            0              0
Due from distributors                                  0                                           0              0
Prepaid expenses and other current
assets                                           247,761                      (247,761)            0              0
                                             ----------------------------------------------------------------------
Total current assets                           3,689,823       500,000      20,442,939  ($16,975,316)     7,657,446
                                             ----------------------------------------------------------------------
Property and equipment(net)                      269,833                      (269,833)            0              0

Other Assets:
         Goodwill                              9,460,852                    (9,460,852)            0              0
         Other                                   813,919                      (813,919)            0              0
                                             ----------------------------------------------------------------------
                                              10,274,771                   (10,274,771)            0              0
                                             ----------------------------------------------------------------------
                                             $14,234,427      $500,000     $ 9,898,335  ($16,975,316)    $7,657,446
                                             ======================================================================

  Liabilities and Stockholders' Equity
Bank loan payable                           $  1,326,033                                 $(1,326,033$               -
Current portion of subordinated debt           5,643,332                                  (5,643,332)             0
Accounts payable                               3,839,756   ($2,467,000)       (838,906)     (363,951)       169,899
Due to distributors                              308,559                       (81,667)            0        226,892
Accrued expenses                               1,796,091      (125,000)       (280,739)     (500,000)       890,352
Income Taxes Payable                                   0             0         250,000             0        250,000
                                             ----------------------------------------------------------------------
Current portion of long-term liabilities         791,354      (100,000)                     (398,546)       292,808
                                             ----------------------------------------------------------------------
Total current liabilities                     13,705,125    (2,692,000)       (951,312)   (8,231,862)     1,829,951

Long-term Liabilities:
         Restructuring liability                 335,454                                    (188,454)       147,000

Stockholders' Equity:
         Preferred stock                       6,617,428     3,673,000                    (5,073,260)     5,217,168
         Common stock                             47,460                                                     47,460
         Additional paid-in capital           18,335,918      (481,000)                   (2,536,740)    15,318,178
         Accumulated deficit                 (24,645,909)                   10,849,647     ( 945,000)  (14,741,262)
                                                 354,897     3,192,000      10,849,647    (8,555,000)     5,841,544
Less, common stock in treasury at cost          (161,049)                                                 (161,049)
                                        ---------------------------------------------------------------------------
Total stockholders' equity                       193,848     3,192,000      10,849,647    (8,555,000)     5,680,495
                                        ---------------------------------------------------------------------------
                                             $14,234,427      $500,000     $ 9,898,335  ($16,975,316)    $7,657,446
                                        ===========================================================================

 (1) Represents net proceeds received from the issuance of 12% Cumulative Series C Preferred Stock and 12% Cumulative Series D Preferred Stock and the exercise of a warrant by the holder of the Series B Preferred Stock, all of which took place in 2000.

(2) Represents the proceeds expected to be received (net of fees, working capital adjustments and the $5,336,000 escrow deposit) upon closing of the transaction contemplated in the Purchase Agreement as well as reflecting the disposition of assets, assumption of liabilities, realized gain on sale and income tax liability.

(3) Represents disbursements of liabilities not assumed and the redemption of 12% Cumulative Series B Preferred Stock.

                   Unaudited Pro Forma Statement of Operations
                                December 31, 1999


                                                       Historical Balances                             Pro Forma Balances
                                                           for the Year              Proforma             for the Year
                                                          Ended 12/31/99            Adjustment           Ended 12/31/99
                                                          --------------            ----------           --------------

Net Sales                                                   $ 41,085,899         $ (41,085,899)(a)                   $0

Cost of Sales                                                 31,671,826           (31,671,826)(a)                    0
                                                            -----------------------------------------------------------
Gross Profit                                                   9,414,073            (9,414,073)                       0
                                                            -----------------------------------------------------------

Selling general and administrative expenses                   15,847,244           (15,447,244)(a)            400,000(b)
                                                            -----------------------------------------------------------
Loss from Operations                                          (6,433,171)            6,033,171                 (400,000)

Other Income and Expense                                      (1,202,160)            1,581,228                379,068(c)
                                                            -----------------------------------------------------------
Loss before Provision for Income Taxes                        (7,635,331)            7,614,399                  (20,932)

Provision for Income Taxes                                             0                     0                        0

Net Loss                                                    $ (7,635,331)           $7,614,399                 $(20,932)
                                                            ===========================================================

Net Loss per Common Share:
         Basic and Diluted                                  $      (1.70)                                      $  (0.00)
                                                            =============                                      =========

Weighted Average Number of                                     4,537,265           1,005,780(d)               5,543,045
         Common Share Outstanding
                                                             ==========================================================

(a) Represents the elimination of sales, costs of sales and all other costs, including interest, associated with operating the Company in its current business activities.

(b) Represents expenses to be incurred, including legal, accounting and consulting fees, to administer the affairs of the Company.

(c)      Represents interest income to be earned on funds on deposit.

(d) Represents the exercise of a warrant by the holder of the Series B Preferred Stock which took place in April 2000.

                         THE STOCKHOLDER WRITTEN CONSENT

         Section 271 of the Delaware General Corporation Law permits a Delaware corporation to sell all or substantially all of its assets if the sale is approved by stockholders holding a majority of the shares entitled to vote thereon. In addition, Section 242 of the Delaware law permits a Delaware corporation to amend its certificate of incorporation if the amendment is approved by stockholders holding a majority of the shares entitled to vote thereon.

         Stockholders holding in excess of 51% of our capital stock executed and delivered their written consents to the proposed sale and the name change on or about April __, 2000. The written consent executed and delivered by these holders satisfies the stockholder approval requirements of Sections 271 and 242 of the Delaware law. Accordingly, no vote of any other stockholder is necessary and stockholder votes are not being solicited by this Information Statement.

         Subject to the terms and conditions of the Purchase Agreement, we believe that the proposed sale will not be consummated any earlier than twenty
(20) days after the mailing of this Information Statement and following satisfaction or waiver of the conditions contained in the Purchase Agreement. See "The Purchase Agreement -- Conditions." The name change will become effective no earlier than twenty (20) days after the mailing of this Information Statement.

         We are mailing this Information Statement is first being mailed to stockholders on or about April -, 2000.

RECORD DATE AND OUTSTANDING SHARES

         Our Board of Delicious has fixed the close of business on April 14, 2000 as the record date for the determination of the stockholders entitled to notice of the written consent. Accordingly, only the holders of record of our capital stock at the close of business on the record date will be entitled to notice of the written consent. As of the record date, there were 5,702,865 shares of common stock outstanding held by holders of record, 35,000 shares of Series B Preferred Stock outstanding held by one holder of record, 170,038 shares of Series C Preferred Stock held by four holders of record, 100,000 shares of Series D Preferred Stock held by four holders of record. Each share of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock is entitled to 7.1808, 10, and 10 votes respectively on the proposed sale and name change. The holders of Series A Preferred Stock are not entitled to vote on either proposal.

NO DISSENTERS' RIGHTS

         Any of our stockholders who do not approve of the proposed sale are not entitled to appraisal or any other rights with respect to the proposed sale under Delaware law or our Certificate of Incorporation.

                                THE PROPOSED SALE

         THE TERMS AND CONDITIONS OF THE PROPOSED SALE ARE CONTAINED IN THE PURCHASE AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS INFORMATION STATEMENT AS APPENDIX A AND IS INCORPORATED BY REFERENCE. The description in this Information Statement of the terms and conditions of the proposed sale is qualified in its entirety by, and made subject to, the more complete information set forth in the Purchase Agreement. OUR STOCKHOLDERS ARE URGED TO, AND SHOULD, CAREFULLY READ THE PURCHASE AGREEMENT IN ITS ENTIRETY.

GENERAL

         The Purchase Agreement, which was executed and delivered by Delicious and BF USB on April 5, 2000, provides, in part, for the sale of substantially all of our assets and business for cash (including any business conducted through subsidiaries) to BF USB and the assumption by BF USB of certain liabilities of ours.

         Under the Purchase Agreement, the consideration to be received by us from BF USB totals $26.68 million in cash, less a $1.7 million working capital adjustment and subject to further adjustment based upon the closing balance sheet. A portion, $5.336 million, of the purchase price will be deposited by BF USB with the escrow agent at the closing as an indemnification reserve amount. See "The Purchase Agreement."

DELICIOUS

         We develop, market and sell cookies, crackers and related food products under the Delicious(R), Salerno(R), Mama's(R) and Frookie(R) labels. We sell these products primarily in the United States (i) to independent direct-store delivery distributors for resale to supermarkets and other retail outlets, (ii) through large wholesalers to natural food stores and (iii) also directly to supermarkets and other retail outlets.

         Upon the consummation of the proposed sale, we will review various potential opportunities including entering into a new industry and business or possibly liquidating the company. The Board of Directors has not made a determination on the matter at this time.

BF USB, INC.

         BF USB is a Delaware corporation and indirect subsidiary of Parmalat Canada Ltd. engaged in the business of manufacturing and distributing cookies. BF USB's principal business and principal office is located in St. Louis, Missouri.

BACKGROUND OF THE PROPOSED SALE

         At its regular board meetings in May and June 1999, our Board of Directors began to explore the viability of the our snack food business, given the intense competition we face within the industry and our financial constraints. The Board was concerned about our ongoing losses and increasing working capital deficit.

         At a Board meeting on May 21, 1999, our Board discussed different options for the company regarding the snack food business and directed our management to investigate the possibility of selling the snack food business, and potentially entering an entirely new business in a new market.

         At its Board meeting on May 28, 1999, the directors instructed our management to seek potential acquirors for the snack food business or a partial sale of assets to allow us to (i) enhance stockholder value and (ii) to bring our balance sheet in compliance with the minimum maintenance listing requirements of the NASDAQ SmallCap Market. Mrs. Alison's, a major manufacturer and co-packer of our products, is a subsidiary of BF USB which is an indirect subsidiary of Parmalat Canada Limited. Our board was aware that Parmalat had been very active in making acquisitions of dairy and bakery operations in the US and Canada. Considering the already existing strategic relationship with BF USB, through Ms Alison's, the Board felt Parmalat may have an interest in further developing joint distribution opportunities or possibly purchasing some of our assets.

         In June 1999 our Board of Directors retained Condor Ventures, Inc., a consulting firm, to assist it in evaluating our strategic options regarding the snack food business, including the potential sale of the company. Shortly thereafter, in early June 1999, Don Schmitt, Chairman of the Board, and Condor Ventures, met with executives of BF USB to discuss whether they would be interested in joint distribution opportunities and to ascertain BF USB's interest in engaging in further discussions in connection with the potential acquisition of our assets. At the same time, Condor and executives of the company contacted other companies that had previously shown an interest in acquiring the snack food business.

         At the meeting with BF USB, they did express an interest in acquiring our assets. Several meetings were held and extensive due diligence conducted. The board of directors convened a special meeting on October 21, 1999 via teleconference to discuss the proposal for the purchase of the snack food business and determine if it would be in our best interest to pursue exclusive arm's length discussions with BF USB. In late October 1999 the Board discussed, reviewed and executed an exclusivity letter with Parmalat for the sale of our assets.

         At a scheduled Board of Directors meeting held on January 6, 2000, our Board of Directors reviewed the terms of BF USB's proposal and directed our management to seek a fairness opinion regarding the proposed sale from a financial point of view. Therefore, drafts of the prosed agreement were negotiated. Therefore, drafts of the proposed agreement were negotiated. Delicious retained Valuemetrics, Inc. to provide such an opinion. On March 16, 2000, Valuemetrics gave its preliminary advice with regard to the proposed sale. Thereafter the parties continued to negotiate the final terms of the Purchase Agreement. On April 3, 2000, Valuemetrics gave its oral opinion to our Board of Directors that the terms of the proposed sale were fair to us from a financial point of view.

         At the April 3rd meeting our Board of Directors approved and authorized our management to enter into the Purchase Agreement to sell substantially all of our assets and approved the name change pending a name being selected that can be agreed upon.

         On April 5, 2000, Delicious and BF USB executed the Purchase Agreement.

OUR REASONS FOR THE PROPOSED SALE; APPROVAL BY THE BOARD OF DIRECTORS

         OUR BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED SALE IS IN THE BEST INTEREST OF DELICIOUS AND OUR STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED THE PROPOSED SALE. The purchase price was negotiated on an arm's length basis between our representatives and representatives of BF USB. Our Board of Directors based its conclusion, in part, on the factors set forth below.

         (i) our goal to exit the snack food business to reduce continuing losses from operations, declining sales and increasing stockholders' deficit;

         (ii) the price and terms of the proposed sale, as reflected in the Purchase Agreement;

         (iii) the opinion of Valuemetrics to the Board of Directors of Delicious that, subject to the matters set forth in its opinion, the consideration to be received by Delicious in connection with the proposed sale would be fair, from a financial point of view, to us.

         Our business plan is to use the net cash proceeds from the proposed sale (subject to any indemnity obligations and retained liabilities) estimated to be $536,000 to develop a strategic plan to enter into a new line of business, although our Board of Directors is only exploring opportunities and has not identified any new line of business to date. If our Board of Directors does not successfully identify a new line of business, our Board may seek to liquidate the company and pay out any net cash to our stockholders.

         The above information and factors considered by the Board are not intended to be exhaustive, but includes material factors considered by the Board. The Board did not attempt to quantify or otherwise assign relative weights to the specific factors it considered or determine that any factor was of particular importance. A determination of various weightings would, in the view of the Board, be impractical. Rather, our Board viewed its position and recommendations as being based on all of the information presented to, and considered by, it. In addition, individual members of the Board may have given different weight to different factors.

         The holders of a majority of the outstanding shares of capital stock, who are not affiliated with BF USB, have executed a written consent approving the proposed sale, and accordingly no vote of any other stockholder is required to approve the proposed sale and stockholder votes are not being solicited by this Information Statement. See "The Stockholder Consent to the Proposed Sale." Our directors and executive officers have informed us that, if such a vote of the stockholders had been required, they would have voted their shares of capital stock in favor of such transactions and would have recommended that our stockholders vote in favor of such transactions.

OPINION OF OUR FINANCIAL ADVISOR

         We retained Valuemetrics, Inc. to evaluate the terms of the Purchase Agreement with BF USB and render an opinion as to its fairness from a financial point of view of the consideration to be received in the proposed sale. On April 3, 2000, Valuemetrics rendered its oral opinion to our Board of Directors. Valuemetrics' opinion was subsequently confirmed in writing as of April 4, 2000, to the effect that, as of April 3, 2000, based on and subject to the matters stated in their opinion, the consideration to be received by us under the Purchase Agreement as a whole is fair, from a financial point of view, to us.

         THE FULL TEXT OF VALUEMETRICS' WRITTEN OPINION DATED APRIL 4, 2000 SETTING FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS UPON THE REVIEW CONDUCTED, IS ATTACHED AS APPENDIX B AND IS INCORPORATED BY REFERENCE. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. HOLDERS OF OUR CAPITAL STOCK ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY. THE ENGAGEMENT OF VALUEMETRICS AND ITS OPINION ARE FOR THE BENEFIT OF OUR BOARD OF DIRECTORS AND ITS OPINION WAS DELIVERED TO OUR BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE PURCHASE AGREEMENT. VALUEMETRICS' OPINION ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY US UNDER THE PURCHASE AGREEMENT FROM A FINANCIAL POINT OF VIEW, AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE PURCHASE AGREEMENT.

         In connection with the Valuemetrics opinion, Valuemetrics among other things: (i) reviewed the financial information contained in our Annual Report on Form 10-K, for the year ended December 31, 1998 and the Form 10-Q's for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; (ii) analyzed and discussed certain internally prepared financial statements and other financial and operating data concerning the company; (iii) conducted due diligence discussions with members of our senior management and advisors; (iv) reviewed the historical market prices and trading activity for our common stock and compared them with other publicly traded companies Valuemetrics felt would be relevant and comparable to us; (v) compared our results of operations with those of other peer companies; (vi) compared the financial terms of the Purchase Agreement with the financial terms of certain other mergers and acquisitions to the extent Valuemetrics found them to be relevant and comparable to the Purchase Agreement; (vii) reviewed a draft of the Purchase Agreement dated March 21, 2000; and (viii) reviewed other financial studies and analyses and performed such other investigations and took into account such other matters as Valuemetrics deemed necessary, including its assessment of the general economic, market and monetary conditions as of April 3, 2000.

         In connection with its review and in arriving at its opinion, Valuemetrics did not independently verify any information received from the company and relied on and assumed that all such information was complete and accurate in all material respects. With respect to any forecasts reviewed relating to the prospects of the Company, Valuemetrics assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of our management as to its future financial performance. Valuemetrics' opinion was rendered on the basis of securities market conditions prevailing as of the market close on March 31, 2000 and on the conditions and prospects, financial and otherwise, of Delicious as known to Valuemetrics on the opinion date. Valuemetrics did not conduct, nor has it received copies of, any independent valuation or appraisal of any of the assets of Delicious. In addition, Valuemetrics has assumed, with our consent, that any of our material liabilities (contingent or otherwise, known or unknown) are as set forth in our consolidated financial statements and other internally prepared financial statements or described in the Purchase Agreement.

         In delivering the Valuemetrics opinion to our Board of Directors, Valuemetrics prepared and delivered to the Board of Directors certain written materials containing various analyses and other information material to its opinion. The following is a summary of these materials.

         Transaction Review. The draft Purchase Agreement between Delicious and BF USB, dated as of March 21, 2000, sets forth our net assets being sold. In consideration for the transferred assets, BF USB will pay us at closing $26.68 million in cash, less a $1.7 million working capital adjustment at closing, and subject to certain adjustments depending on the level of specific balance sheet items at the time of closing: if our estimated closing working capital balance/(deficit) is above or below the working capital set forth on the audited closing balance sheet, a respective dollar-for-dollar increase or decrease will be made to the purchase price. Valuemetrics assessed the fairness, from a financial point of view, to holders of our capital stock, of BF USB's proposed consideration for the transferred assets.

` Market Analysis. Valuemetrics reviewed general background information and selected market trading data for Delicious relative to its peers, consisting of nine publicly traded companies that develop, market and sell cookies, crackers and other related snack foods: Eskimo Pie Corp., Hain Food Group Inc., J&J Snack Foods Corp.' Keebler Foods Co., Lance Inc., Lincoln Snack Company, Poore Brothers Inc., Ralcorp Holdings Inc. and Sherwood Brands Inc.

         Valuemetrics reviewed the range of implied current market value for Delicious' Company's assets through the application of various financial ratios derived through its review of peer companies. Valuemetrics compared the values of the peer companies to their 1999 financial results and estimates of their 2000 projected sales.

         Valuemetrics considered the ranges of a variety of valuation metrics for the peer companies including: (i) market capital to 1999 revenue ratios; and
(ii) market capital to projected 2000 revenue ratios. The valuation metric for the peer companies representing the ratio of enterprise value divided by the 1999 revenues, ranges between 36% and 63% implying a Delicious equity enterprise value of between $14.8 million and $27.4 million. The valuation metric for the peer companies representing the ratio of market capital to projected 2000 revenues ranged between 54.3% and 72.2% implying an enterprise value for Delicious of between $23.1 million and $31.9 million.

         Valuemetrics also used merger and acquisition data form various market transactions to develop multiples of enterprise value; developed similar multiples of enterprise value for Delicious and compared the results of analyses to determine the appropriateness of the purchase price.

         The  multiples  for  the  sixteen  peer   companies   with   comparable
transactions  representing  the ratio of market  capital to sales ranged between
 .41x and 1.46x. The valuation metrics associated with other comparable peer transactions representing the ratio of market capital to the trailing twelve month revenue ratio based on a mergers and acquisition analysis using peer company transactions ranged between 34.8% and 63.6%, implying a value for Delicious' assets between $14.3 million and $26.1 million.

         In its analysis, Valuemetrics also considered the total working capital adjustment based upon projected information provided by Delicious. Valuemetrics calculated the working capital to sales ratio of Delicious on a current and historical basis and compared those ratios to those derived from the comparable public peer companies and other industry data deemed reliable.

         In reaching its conclusions as to the fairness of the consideration to be received in the Purchase Agreement and in its presentation to the Board of Directors, Valuemetrics did not rely on any single analysis or factor described above, nor did it assign relative weights to the analyses or factors considered by it, or make any conclusions as to how the results of any given analysis, taken alone, supported its conclusions. The preparation of a fairness opinion is a complete process and not necessarily susceptible to partial analyses or summary description. Valuemetrics believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, would create a misleading view of the processes underlying the Valuemetrics opinion. The analyses of Valuemetrics are not necessarily indicative of actual value or future results, which may be significantly more or less favorable than suggested by such analyses. Analyses relating to the values of companies do not purport to be appraisals or valuations, nor do they necessarily reflect the price at which companies may actually be sold. No company or transaction used in any analysis for comparative purposes is identical to Delicious or the Purchase Agreement. Accordingly, an analysis of the results is not mathematical; rather, it involves complex considerations and subjective judgements concerning differences in the various characteristics of the peer companies and other factors that could affect the public trading value of the companies to which Delicious was compared, and the terms of other peer company transactions to which the Purchase Agreement was compared.

         Valuemetrics is continually  engaged in the valuation of businesses and
their  securities  in  connection  with  mergers  and   acquisitions,   unlisted
securities, private placements and valuations for corporate and other purposes.

         Our Board of Directors engaged Valuemetrics to render an opinion in connection with the Purchase Agreement for which we will pay Valuemetrics a fee of $45,000 for providing such opinion. Whether or not the Purchase Agreement is consummated, we have agreed to pay Valuemetrics the $45,000 fee plus the reasonable out-of-pocket expenses of Valuemetrics.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSED SALE

         To the best of our knowledge, no officer, director, or holder of at least five percent (5%) of our common stock has an interest, financial or otherwise, in the proposed sale different from any other holder of our common stock, except that Little Meadow Corp. and, indirectly, a director of Delicious shall receive a fee in connection with the proposed sale at closing. The Series C Preferred Stock will be redeemed at closing from the proceeds of the proposed sale, including the Series C Preferred Stock held, on an as converted basis, by certain five percent (5%) stockholders. The Series D Preferred Stock will be redeemed six months after the closing from the proceeds of the proposed sale in conjunction with the release of certain escrowed funds, including the Series D Preferred Stock, on an as converted basis, by certain five percent (5%) stockholders. See "Stock Ownership of Certain Beneficial Owners and Management".

BUSINESS ACTIVITIES FOLLOWING THE PROPOSED SALE

         We are presently operating in the snack food industry. After the consummation of the proposed sale, we will no longer operate in the snack food industry. We will explore and review our opportunities after the closing and may seek to enter a new line of business. The Board of Directors has not identified any new business at the present time. If the Board of Directors does not successfully identify a new business, it may seek to liquidate Delicious and pay out net cash to our stockholders.

USE OF PROCEEDS

         We will principally use the proceeds of the sale to (i) repay our bank debt and other debt as well as any liabilities not assumed by BF USB, (ii) redeem our Series C Preferred Stock, (iii) redeem our Series D Preferred Stock six months from the closing, and (iv) fund the expenses incurred in connection with the Purchase Agreement. We expect to have net cash of $536,000 available at the closing after taking into account the payments of $3,746,000 six months after closing assuming the release of one-half of the escrow funds and redemption of the Series D Preferred Stock. Subsequent to the closing of the proposed sales, our Board of Directors intends to explore entering a new line of business. The Board of Directors has not identified any new line of business at the present time. If the Board does not successfully identifying a new line of business, the Board of Directors may seek to liquidate Delicious and pay out any net cash to the stockholders.

REGULATORY APPROVALS

         We are not aware of any governmental or regulatory approvals required in connection with the proposed sale other than compliance with applicable securities laws, filings under the Delaware General Corporation Law, and expiration of the applicable waiting periods under Hart-Scott Rodino Act of 1976, as amended.

ACCOUNTING TREATMENT/FEDERAL INCOME TAX CONSEQUENCES

         The proposed sale will be accounted for as a sale of certain assets and assumption of certain liabilities. The proposed sale will not have any material federal income tax consequences to our stockholders. Upon consummation of the proposed sale, we will recognize a financial reporting gain equal to the net proceeds (the sum of the purchase price received less the expenses relating to the proposed sale) less the closing net book value of the assets sold and liabilities assumed by BF USB. We anticipate that there will be no material tax payable because of the net operating losses we previously incurred, other than approximately $250,000 in taxes resulting from the Alternative Minimum Tax. There will be no United States Federal income taxes and no gain or loss will be recognized by our stockholders as a result of the proposed sale.

                             THE PURCHASE AGREEMENT

         Delicious and BF USB are parties to the Purchase Agreement. The following summarizes certain provisions of the Purchase Agreement. You should carefully read the full text of the Purchase Agreement attached to this Information Statement as Appendix A which is incorporated by reference into this Information Statement.

PURCHASE PRICE

         The Purchase Price for the transferred assets is $26.68 million, less a $1.7 working capital adjustment plus the amount of the liabilities assumed by BF USB, as determined and adjusted pursuant to the Purchase Agreement. At the closing, BF USB will pay to us an amount equal to $19.6 million, plus or minus any adjustments, and will deposit $5.336 million of the purchase price with the Escrow Agent as provided under the terms of the Purchase Agreement. Within 45 days after the closing date, we will deliver to BF USB our audited closing balance sheet. The closing balance sheet will be prepared in accordance with generally accepted accounting principles applied on a basis consistent with the method of preparation of our latest balance sheet.

         There will be an adjustment to the purchase price based on the closing working capital balance adjustment based on the closing balance sheet. If the closing working capital balance adjustment as determined based on the closing balance sheet is positive, the amount of the purchase price to be paid to us in cash at the closing will be reduced on a dollar-for-dollar basis by that amount with a reduction being made/released from the escrowed funds of $5,336,000 under the terms of the Escrow Agreement, or in BF USB's discretion, requested directly from the Company. If the closing working capital balance adjustment as determined based on the closing balance sheet is negative, the amount of the purchase price to be paid to us in cash at the closing will be increased on a dollar-for-dollar basis by that amount with BF USB to pay that additional amount to us within ten (10) business days of notice to BF USB that such amount is due.

         Within 45 days after the closing, we are required to deliver to BF USB our closing date balance sheet relating to the transferred assets and business. The closing date balance sheet is required to be prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of our most recently audited balance sheet. Within 30 days after the submission of the audited closing date balance sheet and closing working capital balance adjustment the parties are required to inform the other party in writing that the audited closing date balance sheet is objectionable, otherwise, if no objection is made, the audited closing date balance sheet will be final. If objectionable, the parties shall in good faith attempt to resolve their differences; if we are unable to resolve our differences, we shall submit the dispute to an independent accounting firm mutually selected by both parties for final determination of the dispute within 30 days of our submission.

TRANSFERRED ASSETS

         The assets and business of Delicious which will be purchased by BF USB generally include substantially all of our assets, including, but not limited to: (a) inventories of raw materials, work in process, finished goods, office supplies, maintenance supplies, packaging materials and similar items; (b) accounts, accounts receivable, notes and notes receivable; (c) prepaid expenses, advance payments and security deposits existing on the closing date; (d) all rights and benefits under the contracts assigned to BF USB; (e) all operating data and records, including without limitation, books (other than corporate minute and stock record books), records and accounts, correspondence, research and development files, production records, technical, accounting, manufacturing, quality control and procedural manuals, customer lists, customer complaint files, sales and marketing literature, purchase orders and invoices and employment records; (f) all machinery, equipment, tools, computers, computer hardware and software, motor vehicles, tooling, packaging, production fixtures, furniture and fixtures, leasehold improvements, work in progress and other tangible assets, whether or not reflected as capital assets in accounting records; (g) all right, title and interest in and to (including without limitation the right to sue for and obtain remedies against past infringement and rights of priority and protection of interests therein) all intangible property rights, including but not limited to inventions, discoveries, trade secrets, processes, formulas, know-how, patents, patent applications, any patent application constituting an equivalent, counterpart, reissue, extension or continuation (including without limitation, continuations-in-part, divisions, and renewals, all letters patent granted thereon, all reissues, reexaminations) of any applications, trade names, trademarks and service marks, trademark and service mark registrations, applications for trademark and service marks registrations, the goodwill symbolized by our trade names, trademarks and service marks, trademark and service mark registrations and applications for trademark and service mark registrations, copyrights, copyright registrations, owned, or, where not owned, used and all right, title and interest in and to all licenses and other agreements relating to any of the above kinds of property or rights to any "know-how" or disclosure or use of ideas, in the United States and worldwide, including but not limited to certain intangible property; (h) all permits other than those permits which by law are not transferable; (i) all non-competition agreements in our favor relating to the Worth's agreements; (j) the name and all goodwill associated with the names "Delicious Brands," "Delicious Frookie Company," "Salerno Foods," "R.W. Frookies," "Mama's," and "Vermont Upcountry Cocoa"; and (k) all other assets, properties, claims, rights and interests which exist on the closing date, of every kind and nature and description, whether intangible or intangible, real, personal or mixed wherever located, which relate to or are used or held for use in connection with the assets and business to be purchased.

EXCLUDED ASSETS

         The transferred assets specifically exclude, and we will retain, the following excluded assets: (a) cash and petty cash; (b) deferred tax benefits;
(c) insurance claims; (d) tax refunds; and (e) unutilized portion of a special reserve fund of $500,000 set up by us upon the execution of the Purchase Agreement to cover unanticipated expenses prior to closing.

LIABILITIES TO BE ASSUMED BY BF USB

         At the closing, BF USB will assume the following liabilities, obligations and commitments of Delicious which relate to the transferred assets:
(a) certain accounts, accounts payable, accrued expenses and notes and notes payable; (b) all obligations of Delicious continuing after the closing under the contracts assigned to BF USB which become due and payable or are required to be performed after the closing date; and (c) certain other liabilities and obligations of Delicious which relate to the transferred assets and business.

EXCLUDED LIABILITIES

         Except as otherwise provided in the Purchase Agreement, BF USB will not assume any other of Delicious' liabilities of any nature currently existing or incurred in the future, including without limitation: (a) our obligations and liabilities arising under the Purchase Agreement; (b) any liability of ours for taxes arising from our operations on or prior to the closing date or arising out of the sale by us of the transferred assets and business pursuant to the Purchase Agreement other than with respect to certain taxes or charges; (c) all consulting, finders, investment banking, legal and similar fees and expenses incurred by us in connection with the negotiation of the Purchase Agreement and the consummation of the transactions contemplated; (d) any liability or obligation, including, without limitation, any liability for our attorney's fees or expenses, resulting from litigation, if any, which is disclosed in the Purchase Agreement; (e) any liability or obligation to any employee or former employee of ours or to any third party, under any pension, insurance, bonus, profit-sharing or other employee benefit plan or arrangement or any obligation relating to salaries, bonuses, vacation or severance pay, or any obligation under any statute, rule or regulation, including without limitation ERISA arising prior to closing; (f) any liability, contract, commitment or other obligation of ours, known or unknown, fixed or contingent, the existence of which is or will be a breach of any representation or warranty of ours contained in or made under to the terms of the Purchase Agreement or which BF USB is not assuming under the Purchase Agreement; (g) any infringement or alleged infringement of any patent, trademark, trade name, copyright or other property right of any other person or entity arising out of any action of ours on or prior to the closing date; (h) any liability or obligation arising out of our conduct in operating our business on or prior to the closing date, (including without limitation liabilities or obligations arising out of any breach by us of any provision of any of the contracts assigned to BF USB or out of our failure to perform any contracts assigned in accordance with their terms prior to the closing).

THE CLOSING

         It is anticipated that the closing will take place at the offices of BBLP-Pavia e Ansaldo, 460 Park Avenue, 21st Floor, New York, NY at 10:00 a.m., Eastern Time, on May 31, 2000, or at such other place, time or date as may be mutually agreed upon by Delicious and BF USB. The transfer of the transferred assets by Delicious to BF USB shall be deemed to occur at the close of business, New York, NY time, on the date of the closing.

REPRESENTATIONS AND WARRANTIES OF DELICIOUS

         We have made certain representations and warranties on behalf of ourselves and our subsidiaries relating to, among other things, (i) corporate organization; (ii) our authority relative to the Purchase Agreement; (iii) capitalization; (iv) the ownership and condition of the transferred assets; (v) our reports and financial statements under the Exchange Act; (vi) machinery equipment, vehicles and personal property; (vii) the absence of undisclosed liabilities; (viii) the existence of any litigation; (ix) inventory; (x) real properties; (xi) capital leases; (xii) any change in our financial condition and assets; (xiii) taxes; (xiv) accounts receivable and payables; (xv) our contracts and commitments; (xvi) our employee relations and benefit plans; (xvii) labor matters; (xviii) compliance with agreements and laws; (xix) trade names and other intangible property; (xx) regulatory approvals; (xxi) the brokers used in connection with the transactions contemplated by the Purchase Agreement; (xxii) orders, commitments and returns;

(xxiii) compliance with environmental laws; (xxiv) Year 2000 computer compliance status; (xxv) the accuracy of information provided by us or on our behalf under the Purchase Agreement; and (xxvi) insurance.

REPRESENTATIONS AND WARRANTIES OF BF USB

         BF USB has made certain representations and warranties relating to, among other things, (i) its corporate organization and authority; (ii) its authority relative to the Purchase Agreement; (iii) the absence of brokers used in connection with the transactions contemplated by the Purchase Agreement; (iv) compliance with agreements and laws, (v) its efforts to continue certain customary practices relating to termination of services with third party manufacturers and suppliers; and (vi) its financial capacity to consummate the Purchase Agreement.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of each party shall survive and remain in full force and effect for two (2) years from the closing date.

INDEMNIFICATION

         Pursuant to the Purchase Agreement, Delicious agrees to indemnify BF USB from and against (i) any loss, liability or damage it may suffer after the closing resulting from, arising out of, relating to, in the nature of or caused by the breach (or alleged breach) of any untrue representation or breach of warranty of covenant of ours; (ii) any loss, liability or damage it may suffer resulting from, arising out of, relating to, in the nature of or caused by any liability of ours which is not an assumed by BF USB; (iii) any loss, liability or damage it may suffer resulting from or by reason of nonfulfillment of any covenant, agreement or undertaking of ours which remains in effect after closing and has not been waived in writing.

         Pursuant to the Purchase Agreement, neither party has any obligation to indemnify the other from and against any claim for loss or damage until the loss, liability or damage suffered is in excess of a $125,000. If such claim exceeds $125,000, then the claiming party shall be entitled to full indemnification without regard to the $125,000 limitation. The maximum liability arising out of the transaction contemplated by the Purchase Agreement may not exceed the purchase price.

         The parties agree to indemnify each other for the amount of the closing working capital balance adjustment resulting in any shortfall or excess as the case may be. Any shortfall shall result in a dollar for dollar reduction of the purchase price in the amount of such shortfall which BF USB may seek by either making a claim under the Escrow Agreement or directly in writing to Delicious. Any excess shall result in a dollar for dollar increase to the purchase price which Delicious shall demand in writing from BF USB. Payment of such shortfall or excess shall be paid within 10 business days of receipt of notice or demand.

ESCROW

         We agreed to escrow $5,336,000 of the purchase price for a period of eighteen months, subject to the terms of an Escrow Agreement, to satisfy any indemnification obligations that may arise under the Purchase Agreement. BF USB will deposit $5,336,000 into a designated escrow account on the closing date. Six months after the closing date, one-half of the escrowed funds, or $2,668,000, will be released to Delicious less any amounts paid for claims or of which notice has been given under the terms of the Escrow Agreement. Twelve months after the closing date, $1,334,000 of the funds will be released to Delicious less any amounts paid for claims or of which notice has been given under the terms of the Escrow Agreement. Upon expiration of the Escrow Agreement, the remainder of the funds will be released to Delicious less any amounts paid for claims or of which notice has been given under the terms of the Escrow Agreement. Any funds withheld relating to claims for which notice was given shall be held by the agent until the dispute relating to the claim is resolved.

CONDITIONS TO THE PROPOSED SALE

         Pursuant to the Purchase Agreement, the obligations of Delicious to effect the proposed sale are subject to, among other things, (i) the representations and warranties of BF USB contained in the Purchase Agreement, and all certificates delivered to Delicious by BF USB on or prior to the closing date, under the terms of the Purchase Agreement being true on and as of the closing date; (ii) BF USB having performed and complied with all terms, conditions, obligations, agreements and restrictions required to be performed under the Purchase Agreement; (iii) BF USB having performed all corporate and other proceedings required to be taken in order to authorize or carry out the Purchase Agreement; (iv) no injunction or order prohibiting consummation of the transactions contemplated by the Purchase Agreement, and no action or proceeding pending before any court or other governmental body seeking to restrain, prohibit or invalidate the transactions contemplated by the Purchase Agreement or which might affect the right of Delicious to transfer the assets; (v) the receipt of Delicious of an opinion from BF USB's counsel; (vi) receipt of evidence of payment of Purchase Price in accordance with the Purchase Agreement;
(vii) the receipt of an executed Escrow Agreement for $5,336,000 escrowed funds and a Reserve Escrow Agreement for $500,000 escrowed funds; and (viii) the execution and delivery by BF USB of certificates, instruments, documents and agreements Delicious may require.

         Pursuant to the Purchase Agreement, the obligations of BF USB to effect the proposed sale are subject to, among other things, (i) the representations and warranties of Delicious contained in the Purchase Agreement, and all certificates delivered to BF USB by Delicious on or prior to the closing date, under the terms of the Purchase Agreement being true on and as of the closing date; (ii) Delicious having performed and complied with all terms, conditions, obligations, agreements and restrictions required to be performed under the Purchase Agreement; (iii) Delicious having performed all corporate and other proceedings required to be taken in order to authorize or carry out the Purchase Agreement and to convey, assign, transfer and deliver the transferred assets;
(iv) the approval of all governmental agencies, departments, bureaus, commissions or similar bodies, with which a filing or notification must be made or given, or whose consent, authorization or approval is necessary under any applicable law, rule, order or regulation for the consummation of the transactions contemplated by the Purchase Agreement by Delicious; (v) the receipt by BF USB of all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for Delicious to consummate the transactions contemplated by the Purchase Agreement; (vi) no injunction or order prohibiting consummation of the transactions contemplated by the Purchase Agreement, and no action or proceeding pending before any court or other governmental body seeking to restrain, prohibit or invalidate the transactions contemplated by the Purchase Agreement or which might affect the right of Delicious to transfer the assets; (vii) the execution by Delicious and BF USB of an Escrow Agreement for $5,336,000 escrowed funds and a Reserve Escrow Agreement for $500,000 escrowed funds; (viii) the execution and delivery of certain non-compete agreements by Delicious and certain of its officers and consultants; (ix) the delivery of a Phase I environmental report relating to Delicious' premises; (x) receipt of a copy of Delicious' amendment of its Certificate of Incorporation and authority to do business in certain states with regard to the change of its name; (xi) receipt of a Bill of Sale relating to the transferred assets; and (xii) the execution and delivery by Delicious of certificates, instruments, documents and agreements BF USB may require.

NO SOLICITATIONS

         Under the Purchase Agreement, Delicious may not take, (or authorize or permit any financial advisor, accountant or other person retained by us or acting for or on our behalf) to take, directly or indirectly, any action to solicit, encourage, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the transferred assets or permitting access to the transferred assets and business) any alternate proposal for acquisition of more than 50% of our outstanding capital stock, the sale of all or substantially all of our assets, or a share exchange or other business combination transaction in which we would not be the surviving entity. However, if, at any time prior to the closing of the sale and purchase of the transferred assets contemplated by the Purchase Agreement, our Board of Directors determines in reasonable good faith, that it would be a violation of its fiduciary duties to the Delicious' stockholders under applicable law not to do so, Delicious may, in response to a superior proposal for acquisition or sale from a third party to acquire, directly or indirectly (by means of a tender or exchange offer, merger, consolidation, share exchange reorganization, stock or asset purchase or other business combination transaction, recapitalization, liquidation, dissolution, or similar transaction, or otherwise) of 50% or more of our stock or assets or all or substantially all of our assets, furnish information to and participate in negotiations with the third party making such superior proposal.

NON-COMPETE AND CONFIDENTIALITY

         We agreed not to compete in the snack food industry relating to the manufacturing, sale, distribution, franchising or marketing of snack food, cookies, crackers or other baked foods for a period of five (5) years after the closing date anywhere within the United States or Canada. We also agreed to hold confidential all proprietary and confidential information and trade secrets relating to the transferred assets and business sold to BF USB.

TERMINATION

         The Purchase Agreement may be terminated in certain circumstances, including, among others, (i) by either party, if the transactions contemplated by the Purchase Agreement have not been consummated by June 15, 2000; (ii) by the mutual written agreement of the parties; (iii) by Delicious if prior to the closing, we approve or accept a superior proposal in compliance with the terms of the Purchase Agreement; and (iv) by either Delicious or BF USB if prior to the closing there is a material breach of any of the representations, warranties or covenants by the other party.

EFFECT OF TERMINATION

         If the Purchase Agreement is terminated prior to Closing, it immediately becomes void and there will be no liability or obligation on the part of either Delicious or BF USB, or their subsidiaries and their respective officers, directors or stockholders, except to the extent the termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in the Purchase Agreement. However, if prior to the closing, our Board of Directors approves or accepts a superior proposal in compliance with the terms of the Purchase Agreement, we shall pay a breakup fee of $1,500,000 to BF USB.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         This table sets forth the beneficial ownership of the following, as of March 31, 2000: (i) the holders of our capital stock known by us to own beneficially more than 5% of the outstanding shares of capital stock; and (ii) each directors and executive officers holding shares of our capital stock; (iii) and all of our directors and executive officers as a group holding shares of our capital stock.

         The number of shares of our capital stock beneficially owned by each director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules, beneficial ownership includes any shares which the individual has sole or shared voting or investment power over and also any shares which the individual has the right to acquire within 60 days after March 31, 2000 through the exercise of any stock option or other right. Unless otherwise indicated, each person listed in this table has sole investment and voting power of the shares corresponding to his name (or shares such power with his or her spouse). The inclusion herein of any shares deemed to be beneficially owned in this table is not an admission of beneficial ownership of those shares.

                                                                             Shares           Percent of
                             Name and Address(1)                     Beneficially Owned(2)     Class(2)
                             -------------------                     ---------------------     --------

T. J. Guinan..................................................                     0              *

Jeffry W. Weiner(3)...........................................                75,000              *

Donald C. Schmitt(4)..........................................               564,250              5.0%

John H. Wyant(5)..............................................                28,250              *

Edward Sousa(6)...............................................                 3,750              *

Michael P. Schall(7)..........................................                 1,000              *

Russell D. Glass(8)...........................................             1,291,738             11.4%

Little Meadow Corp. (9).......................................             1,291,238             11.4%

H.T. Ardinger(10).............................................             2,076,715             18.4%

Douglas Akins(11).............................................             1,938,780             17.2%

All directors and officers as a group ........................             1,908,738             16.9%
(7 persons) (3)(4)(5)(6)(7)(8)

---------------
  *  Less than one percent (1%) of outstanding Common Stock.

(1) Except as otherwise indicated, the address for each of the named individuals is c/o Delicious Brands, Inc., 2070 Maple Street, Des Plaines, Illinois 60018.

(2) Except as otherwise indicated, the stockholders listed in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Pursuant to the rules and regulations of the Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of warrants or options are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Consists of (i) 50,000 shares of Common Stock issuable upon exercise of options exercisable through March 18, 2001, at a price of $6.00 per share and
(ii) 25,000 shares of Common Stock issuable upon exercise of options exercisable through March 14, 2003, at a price of $6.00 per share.

(4) Includes (i) 25,000 shares of Common Stock issuable upon exercise of options exercisable through November 8, 2004, at a price of $6.00 per share; (ii) 37,500 shares of Common Stock issuable upon exercise of options exercisable through August 4, 2004 with respect to 6,500 shares, through December 31, 2004 with respect to 1,500 shares, through December 31, 2005 with respect to 1,500 shares, through December 31, 2006 with respect to 1,500 shares, through December 17, 2007 with respect to 25,000 shares and through December 31, 2 2007 with respect to 1,500 shares, all at a price of $6.00 per share; (iii) 1,500 shares of Common Stock issuable upon exercise of options exercisable through December 31, 2008, at a price of $12.375 per share; (iv) 750 shares of Common Stock issuable upon exercise of options exercisable through December 31, 2009 at a price of $1.50 per share; (v) 13,000 shares of Common Stock issuable upon exercise of warrants exercisable through April 27, 2001, at a price of $4.00 per share, of which warrants to purchase 4,000 shares of Common Stock are held by an individual retirement account ("IRA") for the benefit of Mr. Schmitt, warrants to purchase 5,000 shares of Common Stock are held by Mr. Schmitt together with his wife and 4,000 shares are held by an IRA for the benefit of Mr. Schmitt's wife, of which shares Mr. Schmitt disclaims beneficial ownership; (vi) 23,750 shares of Common Stock issuable upon conversion of 23,750 shares of Series A Preferred Stock, which automatically convert on August 1, 2001 if not earlier converted, of which 5,000 shares of Series A Preferred Stock are held by an IRA for the benefit of Mr. Schmitt, 6,250 shares of Series A Preferred Stock are held by Mr. Schmitt together with his wife and 5,000 shares of Series A Preferred Stock are held by an IRA for the benefit of Mr. Schmitt's wife, and 7,500 shares of Series A Preferred Stock held by a trust for the benefit of Ms. Ruth Schmitt of which Mr. Schmitt is custodian; (vii) 150,000 shares of Common Stock issuable upon conversion of 15,000 shares of Series C Preferred Stock; and (viii) 250,000 shares of Common Stock issuable upon conversion of 25,000 shares of Series D Preferred Stock. Excludes (i) 37,900 shares of Common Stock held by Donald
Schmitt's adult children, of which shares Mr. Schmitt disclaims beneficial ownership; (ii) 19,600 shares of Common Stock issuable upon exercise of warrants exercisable through April 27, 2001, at a price of $4.00 per share, held by Mr. Schmitt's adult children and his mother, of which shares Mr. Schmitt disclaims beneficial ownership; and (iii) 28,750 shares of Common Stock issuable upon conversion of 28,750 shares of Series A Preferred Stock, which automatically convert on August 1, 2001 if not earlier converted, held by Mr. Schmitt's adult children and his mother, of which shares Mr. Schmitt disclaims beneficial ownership.

(5) Consists of (i) 6,250 shares of Common Stock issuable upon exercise of options exercisable through December 9, 2000, at a price of $2.80 per share; and
(ii) 9,750 shares of Common Stock issuable upon exercise of options exercisable through August 14, 2004 with respect to 6,500 shares, through December 31, 2004 with respect to 1,500 shares, through December 31, 2005 with respect to 750 shares and through December 21, 2007 with respect to 1,000 shares, all at a price of $6.00 per share; (iii) 1,500 shares of Common Stock issuable upon exercise of options exercisable through December 31, 2008, at a price of $12.375 per share; and (iv) 750 shares of Common Stock issuable upon exercise of options through December 31, 2009 at a price of $1.50 per share.

(6) Consists of (i) 3,000 shares of Common Stock issuable upon exercise of options exercisable through March 24, 2009 at a price of $10.25 per share; and
(ii) 750 shares of Common Stock issuable upon exercise of options through December 31, 2009 at a price per share of $1.50 per share.

(7) Consists of (i) 1,000 shares of Common Stock issuable upon exercise of options exercisable through February 10, 2009, at a price of $11.375 per share.

(8) Consists of 500 shares of Common Stock issuable upon exercise of options exercisable through April 11, 2009, at a price of $10.75 per share; and (ii) Mr. Glass as a director of Little Meadows Corp. is deemed to beneficially own 1,291,238 shares of Common Stock held by Little Meadows Corp which is reflected in the table above.

(9) Includes (i) 251,328 shares of Common Stock issuable upon conversion of 35,000 shares of Series B Preferred Stock; and (ii) 34,130 shares of Common Stock issuable upon conversion of 3,413 shares of Series C Preferred Stock issued in payment of the fee paid to Icahn Associates Corp., an affiliate of Little Meadows Corp., in relation to services rendered in connection with the Series C private placement.

(10) Includes (i) 1,000,000 shares of Common Stock issuable upon conversion of 100,000 shares of Series C Preferred Stock; (ii) 250,000 shares of Common Stock issuable upon conversion of 25,000 shares of Series D Preferred Stock.; and
(iii) 650,000 shares of Common Stock issuable upon conversion of an 8% convertible promissory note.

(11) Includes (i) 20,343 shares of Common Stock held in an IRA for the benefit of Mr. Adkins; (ii) 750,000 shares of Common Stock issuable upon conversion of 75,000 shares of Series C Preferred Stock held in the name of the Baker Family Trust which Mr. Adkins is the trustee and has sole voting power for the trust;
(iii) 250,000 shares of Common Stock issuable upon conversion of 25,000 shares of Series D Preferred Stock held in the name of the Family Partnership which Mr. Adkins has sole voting power on behalf of the partnership; (iv) 250,000 shares of Common Stock issuable upon conversion of 25,000 shares of Series D Preferred Stock held in the name of the Baker Family Trust which Mr. Adkins is the trustee and has sole voting power for the trust; and (v) 400,000 shares of Common Stock issuable upon conversion of an 8% convertible promissory note.


                                   NAME CHANGE

         This  proposal   describes  the   amendment  to  our   Certificate   of
Incorporation.

         Upon the consummation of the proposed sale, we will divest ourselves of our snack food business. Our Board of Directors believes it is advisable for us to change our name to "Next Generation Technology, Inc." or another name as they may determined, so that we can fulfill our obligations under the Purchase Agreement to sell and assign the name "Delicious" to BF USB.

         The holders of a majority of outstanding shares of capital stock have executed a written consent approving the amendment to the Certificate of Incorporation to change Delicious' name to "Next Generation Technology Holdings, Inc." or another name as our the Board of Directors may determine. No vote of any other stockholders is required to approve this name change. Our directors and executive officers have informed us that, if such a vote of stockholders had been required, they would have voted their shares of capital stock in favor of the amendment and would have recommended that our stockholders vote in favor of the name change.

                                   EXHIBIT A


                            ASSET PURCHASE AGREEMENT

                                 By and Between

                             Delicious Brands, Inc.,

                                       and

                                   BF USB Inc.


            THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of April 5, 2000, is by and between BF USB Inc., a Delaware corporation ("Purchaser"), and Delicious Brands, Inc., a Delaware corporation ("Seller"). Seller and Purchaser may hereinafter be referred to collectively as "Parties" and individually as a "Party".

            WHEREAS, the Parties wish to provide for the terms and conditions upon which Purchaser will acquire substantially all of the assets of Seller.

            WHEREAS,   the  Parties  wish  to  make   certain   representations,
warranties, covenants and agreements in connection with the purchase of the assets and also to prescribe various terms and conditions to such transaction.

            NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


                                    Section 1
                        Premises, Exhibits and Schedules

            The premises, Exhibits and Schedules hereto constitute an integral and substantive part of this Agreement.

                                    Section 2
                                   Definitions

            2.1   Certain Defined Terms. As used in this Agreement, the term:
            (a)   "AAA" shall have the meaning set forth in Section 11(l).
            (b)   "Agreement" shall have the meaning set forth in the preamble.
            (c)   "Allocation  Certificate"  shall have the meaning set forth in
Section 3(e).
            (d)   "Antitrust  Division"  shall  have the  meaning  set  forth in
Section 6(f).
            (e)   "Appointing  Authority"  shall have the  meaning  set forth in
Section 11(l).
            (f)   "Assigned  Contracts"  shall  have the  meaning  set  forth in
Exhibit 3(a)(ii).
            (g) "Assumed Liabilities" shall have the meaning set forth in the Liability Undertaking.
            (h)   "Auditor" shall have the meaning set forth in Section 3(c).
            (i) "Audited Closing Balance Sheet" shall have the meaning set forth in Section 3(c).
            (j) "Authority" and "Authorities" shall have the meanings set forth in Section 4(e).

            (k)   "Bank" shall have the meaning set forth in Section 6(o).
            (l)   "Bank  Extension"  shall have the meaning set forth in Section
6(o).
            (m)   "Basket  Amount"  shall have the  meaning set forth in Section
10(f).
            (n)   "Benefit  Arrangement"  shall  have the  meaning  set forth in
Section 4(r)(iv).
            (o) "Benefit Plans" shall have the meaning set forth in Section 4(r)(xii).
            (p) "Break-up Fee" shall have the meaning set forth in Section 6(c)(ii).
            (q) "Business Day" shall mean a day, other than a Saturday or a Sunday, on which commercial banks are not closed in New York City, U.S.A. and in the City of Parma, Italy.
            (r)   "Closing" shall have the meaning set forth in Section 3(d).
            (s)   "Closing  Date"  shall have the  meaning  set forth in Section
3(d).
            (t) "Closing Working Capital Balance Adjustment" shall have the meaning set forth in Section 3(c).
            (u) "Closing Working Capital Balance/(Deficit)" shall have the meaning set forth in Section 3(c).
            (v)   "COBRA" shall have the meaning set forth in Section 4(r)(xii).
            (w)   "Code" shall have the meaning set forth in Section 4(r)(i).
            (x)   "Consent" and  "Consents"  shall have the meaning set forth in
Section 4(f).
            (y)   "Disclose" shall have the meaning set forth in Section 6(e).
            (z)   "Disclosure  Schedule"  shall  have the  meaning  set forth in
Section 4(a).
            (aa)  "DOL" shall have the meaning set forth in Section 4(r)(i)(B).
            (bb) "Dollars" and "$" shall mean lawful money of the United States of America.
            (cc)  "ERISA" shall have the meaning set forth in Section 4(r)(i).
            (dd) "Escrow Account" shall have the meaning set forth in Section 3 of the Escrow Agreement.
            (ee) "Escrow Agent" shall have the meaning ascribed thereto in the preamble of the Escrow Agreement.
            (ff) "Escrow Agreement" shall mean the escrow agreement substantially in the form of Exhibit 7(g) hereto and to be delivered by the parties at Closing pursuant to this Agreement.
            (gg) "Escrow Amount" shall have the meaning set forth in Section 3(b)(A)(ii).
            (hh) "Estimated Closing Working Capital Balance/(Deficit)" shall have the meaning set forth in Section 3 (c).
            (ii) "Excluded Assets" shall have the meaning set forth in Section 3(a)(iv).
            (jj)  "FTC" shall have the meaning set forth in Section 6(f).
            (kk) "GAAP" and "general accepted accounting principles" shall have the meaning set forth in Section 2.2.
            (ll)  "Hazardous  Material"  shall  have the  meaning  set  forth in
Section 4(z)(i).

            (mm)  "HSR Act" shall have the meaning set forth in Section 3(d).
            (nn)  "Indemnified  Party"  shall  have  the  meaning  set  forth in
Section 10(g).
            (oo)  "Indemnifying  Party"  shall  have the  meaning  set  forth in
Section 10(g).
            (pp)  "Independent  Accountants" shall have the meaning set forth in
Section 3(c).
            (qq)  "Information"  shall  have the  meaning  set forth in  Section
6(e).
            (rr) "IP Assignments" shall have the meaning set forth in Section 3(a)(iii).
            (ss) "Intellectual Property Rights" shall have the meaning set forth in Section 4(n).
            (tt)  "Latest  Balance  Sheet"  shall have the  meaning set forth in
Section 4(g).
            (uu) "Law" and "Laws" shall have the meaning set forth in Section 4(e).
            (vv)  "Liability  Undertaking"  shall have the  meaning set forth in
Section 3(b)(B).
            (ww) "Lien" shall mean any restriction on personal or real property of any kind, including without limitation, any mortgage, pledge, lien, hypothecation, security interest, encumbrance, claim of any kind, easement, right-of-way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record).

           (xx) "Loss Contingency" shall have the meaning set forth in Section 4(h).
           (yy)   "New Name" shall have the meaning set forth in Section 7(j).
           (zz) "Party" or "Parties" shall have the meaning set forth in the preamble.
           (aaa) "Payoff Schedule" shall have the meaning set forth in Section 6(q).
           (bbb)  "PBGC" shall have the meaning set forth in Section 4(r)(i)(B).
           (ccc) "Pension Plan" shall have the meaning set forth in Section 4(r)(i).
           (ddd) "Permitted Liens" shall have the meaning set forth in Section 3(a).
           (eee)  "Properties"  shall  have the  meaning  set  forth in  Section
4(z)(i).
           (fff) "Purchase Price" shall have the meaning set forth in Section 3(b)(A).
           (ggg)  "Purchaser"  shall mean BF USB Inc. or any other  entity that:
(A) (x) owns or controls BF USB Inc.; (y) BF USB Inc. owns or controls; or (z) is owned and controlled by the same parent company or companies or the same ultimate beneficial owner as BF USB Inc., and (B) to which BF USB Inc. may have assigned this Agreement as of the Closing.
           (hhh)  "Reserve Escrow Agreement" shall have the meaning set forth in
Section 6(n).
           (iii)  "Seller" shall mean Delicious Brands, Inc.
           (jjj) "Seller's Assets" shall have the meaning set forth in Section 3(a).
           (kkk)  "Seller  Capital  Stock"  shall have the  meaning set forth in
Section 4(c).
           (lll)  "Special  Reserve  Fund"  shall have the  meaning set forth in
Section 6(n).
           (mmm) "Subsidiary" and "Subsidiaries" shall have the meaning set forth in Section 4(b).
           (nnn)  "Tax  Returns"  shall  have the  meaning  set forth in Section
4(p).

           (ooo) "Third Party" shall have the meaning set forth in Section 6(c)(i)(A).
           (ppp) "Termination Date" shall have the meaning set forth in Section 3(d).
           (qqq) "Treasury" shall have the meaning set forth in Section 4(r)(i)(B).
           (rrr)  "Transferred  Employees"  shall have the  meaning set forth in
Section 6(l)(i).
           (sss) "Welfare Plan" shall have the meaning set forth in Section 4(r)(iii).
           (ttt) "Worth Agreements" shall have the meaning set forth in Section 6(p)(ii).

            2.2 Accounting Terms and Determinations. All references in this Agreement to "generally accepted accounting principles" or "GAAP" shall mean generally accepted accounting principles in effect in the United States of America at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a consistent basis.


                                    Section 3
                               Purchase of Assets

            (a) Assets to be Purchased. Upon the terms and subject to the conditions set forth in this Agreement (other than such conditions as shall have been waived in accordance with the terms hereof), Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase from Seller, at the Closing hereunder, all of the assets, properties, goodwill and rights of Seller, as a going concern, of every nature, kind and description, tangible and intangible, wheresoever located and whether or not carried or reflected on the books and records of Seller (hereinafter sometimes collectively referred to as "Seller's Assets"), including without limitation (i) the right to use the names and all variations thereof listed on Exhibit 3(a)(i) hereto; (ii) the assets referred to in the form(s) of Bill (or Bills) of Sale listed on
Exhibit 3(a)(ii) hereto; (iii) the trademarks, licenses, and other Intellectual Property Rights set forth in the assignment and transfer documents set forth in
Exhibit 3(a)(iii) (the "IP Assignments"); and (iv) the assets reflected on the Latest Balance Sheet, with only such dispositions of such assets as shall have occurred in the ordinary course of Seller's business between December 31, 1999 and the Closing and which are permitted by the terms hereof; and excluding only
(x) the minute books, corporate seal and stock records of Seller, and (y) the assets specifically set forth on Exhibit 3(a)(iv) hereto (the assets referred to in Sections 3(a)(iv)(x) and (y), hereinafter, collectively, the "Excluded Assets"). All real property assets and fixtures included among Seller's Assets shall be conveyed free and clear of any Lien, except for those Liens described on Exhibit 3(a) hereto (the "Permitted Liens"). All machinery, equipment, vehicles and other personal property, including without limitation inventories, accounts and notes receivable, trade notes, trade accounts and Intellectual Property Rights, shall be conveyed free and clear of any Liens except for the Permitted Liens. Purchaser shall not assume any liabilities of Seller whether or not associated with Seller's Assets or in any other way associated with Seller or any of its businesses except as specifically set forth in the Liability Undertaking set forth in Exhibit 3(b)(B).

            (b) Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, in consideration for Seller's Assets and the covenants contained herein (including, without limitation, the restrictive covenants set forth in the Noncompetition and Confidentiality Agreement of the Seller and the covenant to procure the other Noncompetition and Confidentiality

Agreements set forth on Exhibit 7(h)) and in full payment thereof, at Closing, Purchaser shall:

                        (A) pay to Seller a total  purchase  price of Twenty Six
            Million Six Hundred Eighty Thousand Dollars ($26,680,000) (the "Purchase Price") as follows:


                        (i) By federal wire transfer of immediately available funds to the account(s) designated by Seller (including pursuant to Section 6(q)(i)(z)) by written notice to be delivered to Purchaser at least five (5) Business Days prior to Closing, the sum of the Purchase Price, less (1) (x) the amount of One Million Seven Hundred Thousand Dollars ($1,700,000) representing the agreed upon working capital adjustment, plus or less (as the case may be), (y) the Estimated Closing Working Capital Balance/(Deficit) pursuant to Section 3(c); and less (2) the Escrow Amount to be deposited pursuant to subparagraph (ii) below.

                        (ii) By federal wire transfer of immediately available funds to the Escrow Account, the sum of Five Million Three Hundred Thirty-Six Thousand Dollars ($5,336,000) (the "Escrow Amount");

                        and

                        (B)   execute   and   deliver  to  Seller  a   Liability
Undertaking in the form of Exhibit 3(b)(B) hereto ("Liability Undertaking").

            (c) Closing Working Capital Balance Adjustment. The "Closing Working Capital Balance Adjustment" shall be the amount stated in Exhibit 3(c), Paragraph C, Item VI(c), equaling to the difference between: (x) the "Estimated Closing Working Capital Balance/(Deficit)", as stated on Exhibit 3(c), Paragraph C, Item V(a), and (y) the "Closing Working Capital Balance/(Deficit)", as stated in Exhibit 3(c), Paragraph C, Item V(b). The Estimate Closing Working Capital Balance/(Deficit) is Seller's estimate of the Closing Working Capital Balance/(Deficit) calculated pursuant to Exhibit 3(c) using the figures notified by Seller to Purchaser at least five (5) Business Days prior to Closing. The Closing Working Capital Balance/(Deficit) shall be calculated using the figures set forth in the Seller's Audited Closing Balance Sheet and the Closing Working Capital Balance Adjustment shall be due to (xx) Purchaser, if positive, or (yy) Seller, if negative, pursuant to Section 10(d). Within forty-five (45) days after the Closing Date, Seller shall deliver to Purchaser a (consolidated) balance sheet for the Seller (and its Subsidiaries) as of 11:59 p.m. of the day immediately prior to the Closing Date (the "Audited Closing Balance Sheet"), prepared by Seller in accordance with GAAP and consistently with the method of preparation of the Latest Balance Sheet; provided, however, that audit fees and expenses with respect to the audit of the Audited Closing Balance Sheet, any entries or adjustments by reason of any Code election, any entries or adjustments by reason of a change in the business or operations of Seller after the Closing and any finders or brokers or similar fees and all legal fees and expenses payable by Seller in connection with the transactions contemplated hereby shall not be included in such Audited Closing Date Balance Sheet. The Audited Closing Date Balance Sheet shall be audited by auditors appointed by Seller (the "Auditor"). All Parties shall have the right to review the Auditor's audit work papers. Auditor shall prepare a computation of the Closing Working Capital Balance Adjustment based on the Audited Closing Balance Sheet and in accordance with the terms of this Agreement and shall submit such computation to Purchaser and Seller in writing at the same time that copies of the Audited Closing Balance Sheet are delivered. The Audited Closing Balance Sheet shall become final and binding upon the parties unless, within thirty (30) days following submission of the Audited Closing Balance Sheet and the Closing Working Capital Balance Adjustment calculation, a Party notifies the other Party in writing of its objection thereto (the "First Notification"). The Parties shall negotiate in good faith to resolve their differences. If the Parties are unable to resolve their differences within twenty (20) days of receipt of the First Notification by the non-objecting Party, the Parties shall submit the dispute to an independent accounting firm mutually selected by the Parties (the "Independent Accountants") for resolution. The Independent Accountants shall be limited to determining whether the Audited Closing Balance Sheet was prepared in accordance with GAAP and consistently with the method of preparation of the Latest Balance Sheet, and the calculation of the Closing Working Capital Balance Adjustment was calculated appropriately from the figures contained in the Audited Closing Balance Sheet and pursuant to the method set forth in Exhibit 3(c). The Parties shall instruct the Independent Accountants to use their reasonable efforts to make their determination within thirty (30) days of submission. The determination of the Independent Accountants shall be final and non-appealable, and shall be binding upon the Parties. The fees and expenses of the Independent Accountants shall be divided and paid equally by Seller and Purchaser.

            (d) Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to
Section 9 hereof, a closing (the "Closing") will be held as soon as practicable but in no event later than May 31, 2000 (the "Closing Date"), provided, however, that if any of the conditions provided for in Section 7 and Section 8 hereof shall not have been satisfied or waived by such date, then the Party to this Agreement that is unable to satisfy such condition or conditions, despite the best efforts of such Party, shall be entitled to postpone the Closing by notice to the other Parties until such condition or conditions shall have been satisfied (which such notifying Party will seek to cause to happen at the earliest practicable date) or waived, but in no event shall the Closing occur later than the "Termination Date" which shall be the later to occur of: (i) ten
(10) days after the expiration of the waiting period (including any extension thereof by reason of a request for further information) under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and (ii) five (5) Business Days after any necessary authority and approval of Seller's shareholders of this Agreement and the transactions contemplated herein, but in no event later than June 15, 2000, unless the Parties shall agree in writing to extend the date of such Closing. The Closing shall be held at the offices of BBLP-Pavia e Ansaldo at the address set forth in Section 11(e) or at such other location as the Parties may agree in writing, at 10:00 a.m., local time or such other time as the Parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the Parties.

            (e) Allocation. Seller and Purchaser agree that the consideration paid to Seller pursuant to this Section 3 shall be allocated for purposes of this Agreement and for federal, state and local tax purposes as set forth on the Allocation Certificate attached hereto as Exhibit 3(e) (the "Allocation Certificate"). The Allocation Certificate shall be completed on or before the Closing Date. Purchaser and Seller shall file all federal, state and local tax returns in accordance with the allocation set forth on the Allocation Certificate.


                                    Section 4
                    Representations and Warranties of Seller

            Seller hereby represents and warrants to Purchaser as of the date hereof as follows:

            (a) Disclosure Schedule. The disclosure schedule marked as Exhibit 4 hereto (the "Disclosure Schedule") is divided into "parts" which correspond to the subsections of this Section 4. The Disclosure Schedule includes all information concerning Seller and each of its subsidiaries which is responsive to each section hereof to make such Disclosure Schedule accurate and complete in all material respects for each such part.

            (b) Corporate Organization.  The Disclosure Schedule sets forth each
Subsidiary (as defined below) of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on its condition (financial or otherwise), results of operations, assets, properties and going concern value; and has heretofore delivered to Purchaser complete and correct copies of its articles or certificate of incorporation and bylaws, as presently in effect. The Disclosure Schedule contains for Seller and its subsidiaries a list of all jurisdictions in which each is qualified or licensed to do business. The Disclosure Schedule sets forth the name and jurisdiction of incorporation of each corporation as to which more than fifty percent (50%) of the outstanding equity securities having ordinary voting rights or power at the time of determination is being made is owned or controlled, directly or indirectly, by Seller (individually, a "Subsidiary" and collectively, the "Subsidiaries"). Except as set forth in the Disclosure Schedule, in the case of each Subsidiary: (i) all outstanding capital stock and other equity securities are owned or controlled directly or indirectly by Seller; (ii) there are no contractual or consensual limitations on Seller's ability to vote or alienate such securities; (iii) there are no outstanding options, warrants or other rights to purchase or acquire securities of such corporation or securities owned or held by Seller; (iv) there are no other contractual or consensual charges or impediments which would materially limit or impair the ownership of such equity interests or the ability effectively to exercise the full rights of ownership or control of such equity interests, including without limitation any voting trusts, voting agreements, or rights of first refusal or first option; and (v) there are no contracts, commitments, understandings, arrangements or restrictions by which any such corporation is bound to issue, sell, transfer or to purchase or acquire any shares of its capital stock or other equity securities or options, warrants or rights. Except as set forth on the Disclosure Schedule, all shares of capital stock and other equity interests of each Subsidiary are owned or controlled directly or indirectly by Seller free and clear of all Liens. Except as set forth in the Disclosure Schedule, all of the outstanding capital stock of Seller and each Subsidiary is duly authorized, validly issued, fully paid, nonassessable and was not issued in violation of preemptive rights.

            (c) Capitalization. All authorized capital stock of Seller of all classes ("Seller Capital Stock") is set forth on the Disclosure Schedule. The number of shares of capital stock of Seller outstanding and the number of shares of capital stock of Seller held in treasury as of the date of this Agreement are set forth on the Disclosure Schedule. All issued and outstanding shares of capital stock of Seller are duly authorized, validly issued, fully paid, nonassessable and are without, and were not issued in violation of, preemptive rights. Except as set forth on the Disclosure Schedule: (x) there are no shares of capital stock or other equity securities of Seller outstanding or any securities convertible into or exchangeable for such shares, securities or rights; (y) there are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity securities of Seller granted by Seller, or any securities convertible into or exchangeable for such shares, securities or rights; and (z) there are no contracts, commitments, understandings, arrangements or restrictions by which Seller is bound to issue or acquire any additional shares of its capital stock or other equity securities or any options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity securities of Seller or any securities convertible into or exchangeable for such shares, securities or rights.

            (d) Authorization. Seller has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Seller has taken all action required by law, its articles or certificate of incorporation and bylaws and otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by Seller and no other corporate action is necessary other than approval of the Shareholders of Seller. This Agreement is the valid and binding legal obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforceability may be subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance or moratorium or other similar laws affecting or relating to the enforcement of creditor's rights generally, (ii) general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or equity) and (iii) as rights to indemnity may be limited by federal and state securities laws and public policy.

            (e)  Non-Contravention.  Except  as  set  forth  in  the  Disclosure
Schedule, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the articles or certificate of incorporation or bylaws of Seller or the certificates of the designations, powers, preferences and rights of any outstanding series of stock or other securities of Seller (including, without limitation, the Series A, B, C, and D Convertible Preferred Stock); or (ii) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation (including without limitation any agreement with stockholders) to which Seller is a party or by which its properties or assets are or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing) or result in the creation or imposition of any third party claim or cause of action against Seller or Purchaser (which in the aggregate would result in a loss in excess of Ten Thousand Dollars ($10,000)), or Liens (which in the aggregate would encumber assets of Seller in excess of Ten Thousand Dollars ($10,000)), upon any property or asset of Seller under any debt, obligation, contract, agreement or commitment to which Seller is a party or by which Seller or any of its assets or properties is or may be bound; or
(iii) to the best of Seller's knowledge, violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (sometimes hereinafter separately referred to as a "Law" and sometimes collectively as "Laws") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (hereinafter sometimes separately referred to as an "Authority" and sometimes collectively as "Authorities").

            (f) Consents and Approvals. Except as set forth in the Disclosure Schedule, with respect to Seller, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a "Consent" and sometimes collectively as "Consents") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by Seller or the consummation by Seller of the transactions contemplated herein, other than shareholder approval or consents which if not made or obtained, will not, individually or in the aggregate, have a material adverse effect on the business of Seller and its Subsidiaries taken as a whole.

            (g) Financial Statements. Seller has furnished to Purchaser the (consolidated) balance sheets and statements of operations (or income or loss), changes in shareholders' equity and changes in cash flow (or financial position) and the reports of independent public accountants described on the Disclosure Schedule. The most recent audited (consolidated) balance sheet provided by Seller to Purchaser shall be for the period ending December 31, 1999 and is referred to herein as the "Latest Balance Sheet". Prior to Closing, Seller will furnish the (consolidated) financial statements and the reports of independent public accountants described on the Disclosure Schedule to the Purchaser. Except as disclosed therein, the aforesaid financial statements (i) are or will be, as the case may be, in accordance with the books and records of Seller and have been, or will be, as the case may be, prepared in conformity with GAAP consistently applied for all periods, and (ii) fairly present and will fairly present, as the case may be, the (consolidated) financial position of Seller as of the respective dates thereof, and the (consolidated) results of operations (or income or loss), changes in shareholders' equity and changes in cash flow (or financial position) for the periods then ended, all in accordance with generally accepted accounting principles consistently applied for all periods.

            (h) Loss Contingencies; Other Non-Accrued Liabilities; Employee Accruals. Except for those items listed in subparagraphs (i), (ii) and (iii) below which do not exceed individually or in the aggregate Ten Thousand Dollars ($10,000), and except as described in the Disclosure Schedule, Seller does not have (i) any loss contingencies which are not required by GAAP to be accrued;
(ii) any loss contingencies involving an unasserted claim or assessment (known to Seller) which are not required by GAAP to be disclosed because the potential claimants have not manifested to Seller an awareness of a possible claim or assessment; or (iii) any categories of liabilities or obligations which are not required by GAAP to be accrued. For purposes of this Agreement, "Loss
Contingency" shall have the meaning accorded to it by GAAP. All accruals for unpaid vacation pay; premiums for employment insurance; health premiums; accrued wages, salaries and commissions; and employee benefit plan payments have been reflected in the books and records of Seller.

            (i) Absence of Certain Changes. Except as set forth in the Disclosure Schedule, since the date of the Latest Balance Sheet, Seller has owned and operated its assets, properties and businesses in the ordinary course of business and consistent with past practice; without limiting the generality of the foregoing, Seller has not, subject to the aforesaid exceptions:

                 (i) suffered, as of the date hereof, any adverse change in its condition (financial or otherwise), assets or properties or experienced any event or failed to take any action which reasonably could be expected to result in such a change that results in a cost in excess of Five Thousand Dollars ($5,000) individually, or Ten Thousand Dollars ($10,000) in the aggregate other than in the ordinary course of business;

                 (ii) other than in the ordinary course of business, suffered any loss, damage, destruction or other casualty (whether or not covered by insurance) or any loss of officers, employees, dealers, distributors, independent contractors, customers, or suppliers which, individually or in the aggregate, could have a material adverse effect on its business or operations,;

                 (iii) declared, set aside, made or paid any dividend or other distribution in respect of its capital stock; or purchased or redeemed any shares of its capital stock;

                 (iv) issued or sold any shares of its capital stock, or any options, warrants, conversion, exchange or other rights to purchase or acquire any such shares or any securities convertible into or exchangeable for such shares;

                 (v) incurred any indebtedness for borrowed money;

                 (vi) mortgaged, pledged, or subjected to any Lien, or lease, any of its properties or assets, tangible or intangible;

                 (vii) acquired or disposed of any assets or properties valued in excess of Fifteen Thousand Dollars ($15,000) other than in the ordinary course of business;

                 (viii) forgiven or canceled any debts or claims, or waived any rights;

                 (ix) entered into any transaction in excess of Twenty-Five Thousand Dollars ($25,000) other than in the ordinary course of business;

                 (x) granted to any officer or salaried employee or any other employee any increase in compensation in any form or paid any severance or termination pay other than in the ordinary course of business;

                 (xi) entered into any commitment for capital expenditures for additions to plant, property or equipment in excess of twenty-five thousand dollars ($25,000); or

                 (xii) agreed, whether in writing or otherwise, to take any action described in this subsection.

            (j) Real Properties. Except as set forth in the Disclosure Schedule, Seller has good and marketable fee simple record title in and to, or a leasehold interest in and to, all of their real property and real property assets and fixtures reflected in the Latest Balance Sheet and all of their real property assets and fixtures purchased or otherwise acquired since the date of the Latest Balance Sheet (except for real property assets and fixtures sold in the ordinary course of business since the date of the Latest Balance Sheet). Except as set forth in the Disclosure Schedule, such leasehold interests are valid and in full force and effect and, to the best of Seller's knowledge, enforceable in accordance with their terms and there does not exist any violation, breach or default thereof or thereunder. Except as set forth in the Disclosure Schedule, none of the real property assets or fixtures owned by Seller is subject to any Lien except for Permitted Liens. Except as set forth in the Disclosure Schedule, to the best of Seller's knowledge, all real properties owned by and leased to Seller used in the conduct of its business are free from structural defects, in good operating condition and repair, with no maintenance, repair or replacement having an estimated cost exceeding Twenty Five Thousand Dollars ($25,000) in the aggregate having been deferred or neglected, suitable for the intended use and free from other material defects. Except as set forth in the Disclosure Schedule, to the best of Seller's knowledge, each such real property and its present use conform in all respects to all occupational, safety or health, zoning, planning, subdivision, platting and similar Laws. Except as set forth in the Disclosure Schedule, all public utilities necessary for the use and operation of any facilities on the aforesaid real properties are, to the best of Seller's knowledge, available for use or access at such properties and there is no legal or physical impairment to free ingress or egress from any of such facilities or real properties. Seller is not a foreign person and is not controlled by a foreign person, as the term "foreign person" is defined in Section 1445(f)(3) of the Code.

            (k) Machinery, Equipment, Vehicles and Personal Property. Except as set forth in the Disclosure Schedule, Seller has good and merchantable right, title and interest in and to, or a leasehold interest in and to, all its machinery, equipment, vehicles and other personal property reflected in the Latest Balance Sheet and purchased or otherwise acquired since the date of the Latest Balance Sheet (except for such items sold or leased in the ordinary course of business since the date of the Latest Balance Sheet). Except as set forth in the Disclosure Schedule, all of such leasehold interests relating to machinery, equipment, vehicles and other personal property are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any violation, breach or default thereof or thereunder. Except as set forth in the Disclosure Schedule, none of such machinery, equipment, vehicles or other personal property owned by Seller is subject to any Lien except for Permitted Liens. Except as set forth in the Disclosure Schedule, the machinery, equipment, vehicles and other personal property of Seller which are necessary to the conduct of its business are in good operating condition and repair and readily usable for the intended purposes thereof and no necessary maintenance, replacement or repair has been deferred or neglected.

            (l) Inventories. Except as set forth in the Disclosure Schedule:

                (i) all inventory of Seller, whether reflected in the Latest Balance Sheet or otherwise, consists of a quality and quantity usable and salable on normal trading terms in the industry; and the present quantities of all Seller's inventory are reasonable in the present circumstances of the business as currently conducted or as proposed to be conducted.

                (ii) none of Seller's inventory is being held or is otherwise regularly held by any third party whatsoever on a consignment basis.

                (iii) Seller owns free of all Liens, all packaging inventory and related materials maintained by suppliers and other third party packers or co-packers held for Seller as shown on the Latest Balance Sheet.

            (m) Receivables and Payables.  Except as set forth on the Disclosure
Schedule: (A) Seller has good right, title and interest in and to all its accounts and notes receivable and trade notes and trade accounts reflected in the Latest Balance Sheet and those acquired and generated since the date of the Latest Balance Sheet (except for those paid since the date of the Latest Balance Sheet); (B) none of such accounts and notes receivable and trade notes and trade accounts is subject to any Lien other than Permitted Liens; (C) except to the extent of applicable reserves shown in the Latest Balance Sheet, all of the accounts and notes receivable, trade notes and trade accounts owing to Seller constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and, to the best of Seller's knowledge, there are no claims, refusals to pay or other rights of set-off against any thereof;
(D) no account or note debtor whose account or note balance exceeds Twenty-Five Thousand Dollars ($25,000) has been delinquent in payment by more than sixty
(60) days; (E) the aging schedules of (x) the accounts, trade notes and trade accounts of Seller previously furnished to Purchaser on March 6, 2000 for the period ended March 3, 2000 annexed to the Disclosure Schedule, and (y) the accounts receivable of Seller furnished to Purchaser on March 6, 2000 for the period ended February 29, 2000 annexed to the Disclosure Schedule, are complete and accurate in all material respects; and (F) the reserves established therefore and reflected in the Latest Balance Sheet are reasonable.

            (n) Intellectual  Property  Rights.  Seller owns or has the right to use (as specified in the Disclosure Schedule) the industrial and intellectual property rights, including without limitation the patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, methods, systems, recipes, and formulae (collectively, "Intellectual Property Rights") described on the Disclosure Schedule. Except as set forth on the Disclosure Schedule, the use of all Intellectual Property Rights necessary or required for the conduct of the businesses of Seller as presently conducted and as proposed to be conducted does not and will not infringe or violate or allegedly infringe or violate the intellectual property rights of any person or entity. Except as described on the Disclosure Schedule, neither Seller nor any Subsidiary owns or uses any Intellectual Property Rights pursuant to any license agreement or has granted any person or entity any rights, pursuant to license agreement or otherwise, to use the Intellectual Property Rights. Such agreements as set forth on the Disclosure Schedule include written and oral agreements.

            (o) Litigation. Except as set forth in the Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or, to the best of Seller's knowledge, investigation, review or audit of any kind, judgment, decree, decision, injunction, writ or order pending, noticed, scheduled or, to the best of the Seller's knowledge, threatened by or against or involving Seller, its assets, properties or businesses or its directors, officers, agents or employees, whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties pursuant to this Agreement or in connection with the transactions contemplated herein.

            (p) Tax  Returns.  Seller  has duly  and  timely  filed  all tax and information reports, returns and related documents required to be filed by Seller with respect to the income-type, sales/use-type and employment-related taxes of the United States, the states, municipalities, and other foreign or domestic jurisdictions set forth in the Disclosure Schedule (and the political subdivisions thereof). Except as set forth in the Disclosure Schedule, Seller has duly and timely filed all tax and information reports, returns and related documents required to be filed by it with any Authority, including without limitation all returns and reports of income, franchise, gross receipts, sales, use, occupation, employment, withholding, excise, transfer, real and personal property and other taxes, charges, assessments, and levies (collectively, the "Tax Returns") and, except as set forth in the Disclosure Schedule, have duly paid, or made adequate provision for the due and timely payment of all such taxes and other charges, including without limitation interest, penalties, assessments and deficiencies, due or claimed to be due from them by any such Authorities, except where failure to pay would not result in a loss, cost, or damages exceeding Ten Thousand Dollars ($10,000) in the aggregate; the reserves for all of such taxes and other charges reflected in the Latest Balance Sheet are adequate; and, to the best of Seller's knowledge, there are no Liens for such taxes or other charges upon any property or assets of Seller. There is no omission, deficiency, error, misstatement or misrepresentation, whether innocent, intentional or fraudulent, in any Tax Return filed by Seller for any period which could result in an actual tax liability in excess of Ten Thousand Dollars ($10,000). The federal income tax returns (consolidated, if applicable) of Seller have been examined by the Internal Revenue Service for all periods to and including those expressly set forth in the Disclosure Schedule, and, except to the extent shown therein, all deficiencies asserted as a result of such examinations have been paid or finally settled and no issue has been raised by the Internal Revenue Service in any such examination which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Except as set forth in the Disclosure Schedule, all deficiencies and assessments levied or assessed to date resulting from examination of the Tax Returns of Seller have been paid. Except as set forth in the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any period.

            (q) Insurance. The Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other all other forms of insurance owned or held by Seller, specifying the insurer, the policy number and the term of the coverage. All present policies are in full force and effect and all premiums with respect thereto have been paid. Seller has not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past three (3) years, except as described on the Disclosure Schedule.

            (r) Benefit Plans. Except as set forth in the Disclosure Schedule:

                (i) Seller does not sponsor, administer, maintain or contribute to, nor has Seller at any time ever sponsored, administered, maintained, contributed to, directly or indirectly, nor had an obligation to contribute or been required to contribute to any "employee pension benefit plan" ("Pension Plan", not including any union-sponsored plan) as such term is defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or under which Seller may incur any liability, including without limitation, solely for purposes of this subsection a plan excluded from coverage by Section 4(b)(5) of ERISA and, including without limitation any such Pension Plan which is a "Multiemployer Plan" within the meaning of Section 4001(a)(3) of ERISA, without regard to whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to ERISA and whether legally binding or not. Each such Pension Plan is in compliance with the applicable provisions of ERISA, the applicable provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"), and all other applicable Law. No Pension Plan is subject to Title IV of ERISA or to Section 412 of the Code. Seller has satisfied all payment and contribution obligations for all union sponsored plans. Set forth on the Disclosure Schedule is a list of all Union-sponsored pension plans to which Seller contributes or Seller's employees are entitled to benefits, and

                        (A) Each  Pension  Plan  which is  intended  to meet the
            requirements of Section 401(a) and where applicable, Section 401(k) of the Code, now meets and since its inception has met, the requirements for qualification under Section 401(a) and, where applicable, Section 401(k) of the Code, and its related trust is now, and since its inception has been, exempt from taxation under
            Section 501(a) of the Code and nothing has occurred which would adversely affect the qualified status of such Pension Plan.

                        (B) Seller has performed all obligations  required to be
            performed by it under, and is not in default under or in violation of, any and all of the Pension Plans, and is in compliance in all material respects with, and each Pension Plan has been operated and administered in all material respects in accordance with its provisions and in compliance in all material respects with the laws governing each such Pension Plan, including without limitation, rules and regulations promulgated by the Department of the Treasury ("Treasury"), the Internal Revenue Service, Department of Labor

            ("DOL"), and the Pension Benefit Guaranty Corporation ("PBGC") pursuant to the provisions of ERISA and the Code.

                        (C) No event has  occurred and there has been no failure
            to act on the part of the Seller, as fiduciary of any Pension Plan, or a plan official that violates Section 404 of ERISA or could subject Seller, a Pension Plan, or a plan official to the imposition of any tax, penalty, or other liability, further by way of indemnity or otherwise.

                        (D)  Seller   does  not  owe  any   accrued  but  unpaid
            contributions to any of the Pension Plans.

                        (E) No reportable  event (as defined in Section  4043(e)
            of ERISA), or requirement to provide security to a Pension Plan (pursuant to Sections 401(a) 29 or Section 412(f) of the Code), or plan termination (as defined in Title IV of ERISA or Section 411(d) of the Code), has occurred with respect to any of the Pension Plans.

                        (F) The present value of accrued  benefits (as agreed to
            by Seller's actuary in writing) under any of the Pension Plans that are covered by Title IV of ERISA does not exceed the value of the assets of such Pension Plan. As of the last day of the last plan year of each Pension Plan and as of the Closing Date, the amount of "unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA (but excluding from the definition of "current value" of "assets" of such Pension Plan, accrued but unpaid contributions) did not and will not exceed zero. No "accumulated funding deficiency" for which there is an excise tax due (or would be due in the absence of a waiver), as defined in Section 412 of the Code or as defined in
            Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Seller has no liability for unpaid contributions with respect to any Pension Plan pursuant to Section 412(m) of the Code.

                        (G) Seller has paid all premiums (and  interest  charges
            and penalties for late payment, if applicable) due to the PBGC with respect to each Pension Plan for each plan year thereof for which such premiums are required. Seller has not engaged in, nor is a successor to an entity that has engaged in, a transaction described in Section 4069 of ERISA. There has been no reportable event as defined in Section 4043(b) of ERISA and the PBGC regulations under such section) with respect to any Pension Plan. No filing has been made by Seller with PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. No condition exists and no event has occurred that could constitute grounds for termination of any Pension Plan by the PBGC.

                        (ii) Seller has not ceased operations at any facility or withdrawn from any Pension Plan or otherwise acted or omitted to act in a manner which could subject it to liability under Section 4062, Section 4063, Section 4064, Section 4068, or Section 4069 of ERISA and there are no facts of circumstances which might give rise to any liability of Seller to the PBGC under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against Purchaser, or Seller to the PBGC. Seller has not incurred any withdrawal liability (including without limitation any contingent or secondary withdrawal liability) within the meaning of Section 4201 and
Section 4204 of ERISA to any Multiemployer Plan. Seller has not, with respect to any Pension Plan which is a Multiemployer Plan, suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal," as such terms are defined respectively in Sections 4201, 4203, 4204 and 4205 of ERISA. Seller has no liability to any such Multiemployer Plan in the event of a complete or partial withdrawal therefrom as of the close of the most recent fiscal year of any such Multiemployer Plan ended prior to the date hereof.

                        (iii) Seller does not sponsor, administer, maintain, contribute to, or has not at any time ever sponsored, administered, maintained, contributed to, or been required to contribute to any "employee welfare benefit plan" ("Welfare Plan"), as such term is defined in Section 3(1) of ERISA (including without limitation a plan excluded from coverage by Section 4(b)(5) of ERISA), or under which Seller may incur any liability, whether insured or otherwise, without regard to whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to ERISA and whether legally binding or not, and any such Welfare Plan maintained by Seller is in compliance with the provisions of ERISA and all other applicable Laws. Seller has not established or contributed to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code. Seller does not maintain any Welfare Plan which is a "Group Health Plan" (as such the term is defined in Section 607(1) of ERISA and Section 4980B(g)(2) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B of the Code and Seller is not subject to any liability, including but not limited to, additional contributions, fines or penalties, or loss of tax deductions as a result of such administration and operation.

                        (iv)  Seller  does not  maintain  or  contribute  to any
employment, consulting, severance, or other similar contract arrangement, procedures, or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability, or accident benefits (including, without limitation, any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits), dependent care spending accounts or assistance, split dollar arrangements, cafeteria plans, supplemental retirement, termination pay, dental, salary, continuation or deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (A) is not a Welfare Plan, Pension Plan, or Multiemployer Plan, (B) is entered into, maintained, contributed to, or required to be contributed to, as the case may be, by Seller, or under which Seller may incur any liability, without regard to whether or not any of the foregoing is funded, whether formal or informal, whether or not subject to ERISA, and whether legally binding or not, and (C) covers any individual who is currently, or was previously, retained or employed by Seller ("Benefit Arrangement").

                        (v) As of or subsequent to the Closing Date, neither Seller, nor any Welfare Plan or Benefit Arrangement maintained by Seller, has any present or future obligation to maintain, sponsor, provide, or make any payment to any present or former employee of Seller pursuant to any Welfare Plan or Benefit Arrangement. Seller does not maintain any Welfare Plan or Benefit Arrangement, which is funded by a trust described in Section 501(c)(9) of the Code or subject to the provisions of Section 505 of the Code. No Welfare Plan or Benefit Arrangement of Seller provides or is required to provide health, dental, medical, life, death, or survivor benefits to any former or retired employee or beneficiary thereof except to the extent required under any state insurance law providing for a conversion option under a group insurance policy under Section 601 of ERISA or Section 4980B of the Code.

                        (vi) Neither any of Pension Plans or Welfare Plans or Benefit Arrangements, nor any trust created or insurance contract issued thereunder nor any trustee or administrator thereof nor any officer, director or employee of Seller, custodian or any other "disqualified person" within the meaning of Section 4975(e)(2) of the Code, or "party in interest" within the meaning of Section 3(14) of ERISA, with respect to any such Pension Plans or Welfare Plans or Benefit Arrangements or any such trust or insurance contract or any trustee, custodian or administrator thereof, or any disqualified person, party in interest or person or entity dealing with such Pension Plans or Benefit Arrangements or any such trust, insurance contract or any trustee is subject to a tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to a civil penalty imposed by Section 502 of ERISA. There are no facts or circumstances which could subject Seller to any excise tax under Section 4972 or Sections 4976 through 4980, both inclusive, of the Code.

                        (vii) Full payment has been made of all amounts which Seller is required, under applicable Law, with respect to any Pension Plan or Welfare Plan or Benefit Arrangement, or any agreement relating to any Pension Plan or Welfare Plan or Benefit Arrangement, to have paid as a contribution thereto. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Pension Plan. Seller does not maintain or contribute to, nor has it ever sponsored, maintained or contributed to or been required to contribute to, any Pension Plan subject to Part 3 of Title I of ERISA or Section 412(n) of the Code. Seller has made adequate provisions for reserves to meet contributions which have not been made because they are not yet due under the terms of any Pension Plan or Welfare Plan or Benefit Arrangement or related agreements. All Pension Plans which Seller operates as plans that are qualified under the provisions of Section 401(a) of the Code satisfy the requirements of Section 401(a) and all other sections of the Code incorporated therein, including without limitation Sections 401(k), 401(l) and 401(m) of the Code; and the Internal Revenue Service has issued favorable determination letters with respect to the current statement of all Pension Plans and, to Seller's knowledge, nothing has occurred since the issuance of any such letters that could adversely affect such favorable determination. There will be no change on or before Closing in the operation of any Pension Plan, Welfare Plan or Benefit
Arrangement or any documents with respect thereto which will result in an increase in the benefit liabilities under such plans, except as may be required by Law.

                        (viii) Seller has complied with all reporting and disclosure obligations with respect to the Pension Plans, Welfare Plans and Benefit Arrangements imposed by Title I of ERISA or other applicable Law.

                        (ix) There are no pending or, to Seller's knowledge, threatened claims, suits or other proceedings against Seller, the Pension Plan, Welfare Plan, Benefit Arrangement, or any other party, including but not limited to any fiduciary with respect to such plans or arrangements by present or former employees of Seller, plan participants, beneficiaries or spouses of any of the above, including without limitation claims against the assets of any trust, involving any Pension Plan, Welfare Plan, or Benefit Arrangement, or any rights or benefits thereunder, other than the ordinary and usual claims for benefits by participants or beneficiaries.

                        (x) The transactions contemplated herein do not result in the acceleration or accrual, vesting, funding or payment of any contribution or benefit under any Pension Plan, Welfare Plan or Benefit Arrangement.

                        (xi) No action or omission of Seller or any director, officer, employee, or agent thereof or any condition, circumstance, or verbal requirement exists which in any way restricts, impairs or prohibits Purchaser or Seller or any successor from amending, merging, or terminating any Pension Plan, Welfare Plan or Benefit Arrangement in accordance with the express terms of any such plan and applicable Law.

                        (xii)  (A) Each  Pension  Plan,  Welfare  Plan,  Benefit
Arrangement, related trust agreement, annuity contract, or other funding instrument complies and has been maintained, in all material respects, in compliance with its terms and, both as to its form, operation, and procedures with all applicable requirements, including all record keeping, reporting, and disclosure requirements, prescribed by any and all statutes, orders, rules, and regulations including, but not limited to, ERISA, the Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA"), and the Code; (B) Seller has performed, in all material respects, all obligations required to be performed under, and is not in default under or in violation of, any and all of the Pension Plans, Welfare Plans, and Benefit Arrangements (collectively "Benefit Plans") is, in all material respects, in compliance with, and each Benefit Plan has been operated and administered in accordance with its provisions and in compliance with, the laws governing each such plan, including without limitation, rules and regulations promulgated by the DOL, PBGC, and the Treasury, pursuant to the provisions of ERISA, COBRA, and the Code; (C) no event has occurred and there has been no failure to act on the part of Seller, a fiduciary of any Benefit Plan, or a "plan official" (as defined in Section 412 of ERISA) that violates Section 404 of ERISA or could subject the Purchaser, any Benefit Plan, a fiduciary, or plan official to the imposition of any tax, penalty, or other liability, whether by way of indemnity or otherwise; and (D) no filing, application, or other matter with respect to any of the Benefit Plans or the Seller is pending with the IRS, PBGC, DOL, or other governmental body.

                        (xiii) The Disclosure Schedule contains a true and complete list of all of the Benefit Plans which the Seller is now or was previously obligated, directly or indirectly, to contribute or maintain, regardless of whether formal or informal and without regard to whether or not it was funded. Seller has delivered to the Purchaser (A) true and complete copies of all documents embodying or relating to the Benefit Plans, including without limitation, with respect to each Benefit Plan, all amendments to the Benefit Plans, and any trust or other funding arrangement, including certified financial statements which fairly present the assets and liabilities of each of the Benefit Plans as of the date thereof and there have been no material changes in the assets and liabilities since the date of such financial statements; (B) the most recent annual and periodic actuarial evaluations, if any, prepared for any Benefit Plan; (C) the most recent annual reports (series Form 5500 and all schedules thereto), if any, required under ERISA, including those prepared for the most recent three (3) years for each Benefit Plan; (D) if the Benefit Plan is funded, the most recent annual and periodic accounting of the Benefit Plan's assets, including the most recent three (3) years of the plan; (E) the most recent determination letter received from the IRS, if any, and a copy of the most recent summary plan description together with the most recent summary of modifications required under ERISA with respect to each Benefit Plan and all employee communications and/or written interpretations or descriptions thereof relating to each Benefit Plan; (F) with respect to each Benefit Plan, a description setting forth the amount of any liability of the Seller as of the date hereof or as of the Closing Date or which arises or accrues in connection with the Closing Date for: (1) payments which are or will be more than thirty
(30) days past due, or (2) unfunded accrued benefits, including severance benefits, the present value of which on an aggregate estimated basis exceeds or will exceed Twenty-Five Thousand Dollars ($25,000); and (G) any correspondence between any Benefit Plan and any governmental agency during the last three (3) years.

                        (xiv) There is no contract, agreement, plan, or arrangement covering any employee or former employee of the Seller that, individually or collectively, provides for the payment by the Seller of any amount (A) that is not deductible under Section 162(a)(1) or 404 of the Code or
(B) that is an "excess parachute payment" pursuant to Section 280G of the Code.

                        (xv) Neither the Seller nor any plan fiduciary of any Pension Plan or Welfare Plan engaged in any transaction in violation of Sections 101 or 106 of ERISA or any "prohibited transaction," as defined in Section 4975(c)(1) of the Code, for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code.

                        (xvi) Seller has not announced any plan or legally binding commitment to create any additional Pension Plans, Welfare Plans, or Benefit Arrangements or to amend or modify any existing Benefit Plan.

                        (xvii) No event has occurred in connection with which Seller or any Pension Plan, Welfare Plan, or Benefit Arrangement, directly or indirectly, could be subject to any liability (A) under any statute, regulation, or governmental order relating to any Benefit Plans, or (B) pursuant to any obligation of the Seller to indemnify any person against liability incurred under any statute, regulation or order as they relate to the Benefit Plans.

            (s) Bank Accounts; Powers of Attorney. The Disclosure Schedule sets forth: (i) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Seller maintain accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals there from; (ii) the terms and conditions thereof and any limitations or restrictions as to use, withdrawal or otherwise; and (iii) the names of all persons or entities holding general or special powers of attorney from Seller and a summary of the terms thereof.

            (t)         Contracts and Commitments; No Default.

                        (i)  Except  as set  forth in the  Disclosure  Schedule,
Seller:

                        (A) does not have any written contract, commitment, agreement or arrangement with any person or, to Seller's knowledge, any oral contract, commitment, agreement or arrangement which (1) requires payments individually in excess of $5,000 annually or in excess of $10,000 over its term (including without limitation periods covered by any option to extend or renew by either party) and (2) is not terminable on ninety (90) days' or less notice without cost or other liability;

                        (B) does not pay any person or entity cash  remuneration
            at the annual rate (including without limitation guaranteed bonuses) of more than Forty Thousand Dollars ($40,000) for services rendered;

                        (C) is not  restricted  by  agreement  from  carrying on
            their businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity;

                        (D) is not subject to any  obligation or  requirement to
            provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

                        (E) is not party to any agreement,  contract, commitment
            or loan to which any of its directors, officers or shareholders or any "affiliate" or "associate" (as defined in Rule 405 as promulgated under the Securities Act of 1933) (or former affiliate or associate) thereof is a party;

                        (F) is not subject to any outstanding  sales or purchase
            contracts, commitments or proposals which will result in any loss upon completion or performance thereof;

                        (G) is not a party to any  purchase or sale  contract or
            agreement that calls for aggregate purchases or sales in excess over the course of such contract or agreement of Ten Thousand Dollars ($10,000) or which continues for a period of more than twelve (12) months (including without limitation periods covered by any option to renew or extend by either party) which is not terminable on ninety (90) days' or less notice without cost or other liability at or any time after the Closing;

                        (H) is not subject to any contract, commitment, agreement or arrangement with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) under Section 280G of the Code; or

                        (I) has any distributorship, dealer, manufacturer's representative, franchise or similar sales contract relating to the payment of a commission.

                        (ii) True and complete copies (or summaries with all material terms and conditions, in the case of oral contracts and commitments) of all oral contracts and commitments in excess of Ten Thousand Dollars ($10,000) and written contracts and commitments in excess of Twenty Thousand Dollars ($20,000) disclosed pursuant to Section 4(t)(i) have been made available to Purchaser for review. Except as set forth in the Disclosure
Schedule, all such contracts and commitments are valid and enforceable by and against Seller in all material respects in accordance with their respective terms; Seller is not in breach, violation or default, however defined, in the performance of any of its obligations thereunder, and to the best of Seller's knowledge, no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof; and, to the best of Seller's knowledge, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof which would have a material adverse effect on the business and operations of Seller.

            (u) Orders, Commitments and Returns. Except as set forth in the Disclosure Schedule, all accepted and unfulfilled orders for the sale of products and the performance of services entered into by Seller and all outstanding contracts or commitments for the purchase of supplies, materials and services were made in bona fide transactions in the ordinary course of business. Except as set forth in the Disclosure Schedule, to the best of Seller's knowledge, there are no claims (in excess of $5,000 individually, or $10,000 in the aggregate) against Seller to return products by reason of alleged over-shipments, defective products or otherwise, or of products in the hands of customers, retailers or distributors under an understanding that such products would be returnable.

            (v)         Labor Matters.

                        (i) The Disclosure Schedule set forth a complete and accurate list of all employees of Seller as of the date hereof.

                        (ii) Except as set forth in the Disclosure Schedule: (A) Seller has been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements; labor and management relations; affirmative action plans; pension/employee benefits laws; worker's compensation laws and has not and is not engaged in any unfair labor practice and to Seller's knowledge no charge is being brought with regard thereto nor has been threatened; (B) there is no unfair labor practice complaint or investigation against the Seller for any violation of any employment law or discrimination pending or, to the best of Seller's knowledge, threatened before the National Labor Relations Board or any other comparable Authority; (C) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the best of Seller's knowledge, threatened against or directly affecting Seller; (D) to the best of Seller's knowledge, no labor representation question exists respecting the employees of Seller and there is not pending or, to the best of Seller's knowledge, threatened any activity intended or likely to result in a labor representation vote respecting the employees of the Seller; (E) to the best of Seller's knowledge, no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefore exist or, to the best of Seller's knowledge, have been threatened; (F) no collective bargaining agreement is binding and in force against Seller or currently being negotiated by Seller; (G) Seller has not experienced any significant work stoppage or other significant labor difficulties; (H) Seller is not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Pension Plan, Welfare Plan or Benefit Arrangement; (I) upon termination of the employment of any person, neither Seller, any Subsidiary, Purchaser or any subsidiary of Purchaser will, by reason of anything done at or prior to or as of the Closing Date, be liable to any of such persons for so-called "severance pay" or any other payments other than in accordance with existing severance policies; (J) Seller has no policies, practices, or procedures which require the Purchaser or the Seller to provide severance benefits to any employees terminated by the Purchaser or the Seller;
(K) Seller has made no contract, agreement, handbook, practice, procedure, policy or written, oral or other representation to its employees that are inconsistent with their status as employees-at-will who may be terminated at any time without cause; (L) Seller has made no written or oral representation to its employees that Purchaser will retain them as employees or employ them for any period of time subsequent to the Closing Date, and Seller has made no other representation inconsistent with their employment by Purchaser on an at-will basis; and (M) Seller has complied and will comply, to the extent required by law, with all notices to employees and their unions required by the transactions contemplated hereunder including without limitation those required by the Federal "Warn Act" statute and all applicable similar state law statutes.

            (w) Permits and Other Operating Rights. Except as set forth in the Disclosure Schedule, Seller does not require the Consent of any Authority to permit them to operate in the manner in which it presently is being operated, and possess all permits and other authorizations from all Authorities presently required to permit them to operate its businesses in the manner in which its businesses are presently conducted except where failure to possess such permits or other authorizations would result in a loss, liability or damage, in the aggregate, in excess of Ten Thousand Dollars ($10,000).

            (x)  Compliance with Law.

                 (i) Except as set forth in the Disclosure Schedule, and without limiting the scope of any other representations or warranties contained in this Agreement, the assets, properties, businesses and operations of Seller are and have been in compliance with all Laws applicable to the ownership and conduct of their assets, properties, Seller's businesses and operations, including without limitation all franchising and similar licensing Laws, all applicable rules of the Civil Rights Act of 1964, as amended, Executive Order No.11246, the Occupational Safety and Health Act of 1970, as amended, the Clayton Act, as amended, the Sherman Act, as amended, the Foreign Corrupt Practices Act, as amended, the boycott and export control regulations promulgated by the U.S. Department of Commerce, the boycott regulations promulgated by the Internal Revenue Service, the Equal Employment Opportunity Act of 1974, as amended, the Clean Air Act as amended, the Clean Water Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Comprehensive Environmental Response, Liability and Compensation Act of 1980, as amended, and the related employee and public right-to- know provisions. There are no outstanding and unsatisfied deficiency reports, plans of correction, notices of noncompliance or work orders relating to any such Authorities, and no such discussions with any such Authorities are scheduled or pending, to the best of Seller's knowledge.

                 (ii)  No  Franchise.  Except  as set  forth  in the  Disclosure
Schedule, Seller has not been, for the past three (3) years, and is not currently a party to any contract, agreement, or arrangement which would require Seller to comply with, and Seller has not violated, any applicable federal or state law, rule, or regulation governing franchises and franchisor-franchisee relationships.

            (y) Assets of Business. Except as set forth in Exhibit 3(a)(iv) and the Disclosure Schedule, the assets owned or leased by Seller constitute all of the assets held for use or used primarily in connection with its businesses and are adequate to carry on such businesses as presently conducted.

            (z) Hazardous Substances and Hazardous Wastes. Except as set forth in the Disclosure Schedule, to the best of Seller's knowledge:

                 (i) there is not now, nor has there ever been, any disposal, release or threatened release of Hazardous Materials (as defined below) on, from or under properties now or ever owned or leased by or to Seller or by or to any former subsidiary (the "Properties"). There has not been generated by or on behalf of Seller or any former subsidiary (while owned by Seller) any Hazardous Material. No Hazardous Material has been disposed of or allowed to be disposed of on or off any of the Properties which may give rise to a clean-up responsibility, personal injury liability or property damage claim against Seller, or Seller being named a potentially responsible party for any such clean-up costs, personal injuries or property damage or create any cause of action by any third party against Seller. For purposes of this subsection, the terms "disposal," "release," and "threatened release" shall have the definitions assigned to them by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the term "Hazardous Material" means any hazardous or toxic substance, material or waste or pollutants, contaminants or asbestos containing material which is or becomes regulated by any Authority in any jurisdiction in which any of the Properties is located. The term "Hazardous Material" includes without limitation any material or substance which is (A) defined as a "hazardous waste" or a "hazardous substance" under applicable Law;
(B) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water

Pollution Control Act; (C) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act; or (D) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                 (ii) None of Properties is (or, with respect to past Properties and Properties of former subsidiaries, was at the time of disposition) in violation of any Law (with respect to past Properties and Properties of former subsidiaries, Laws in effect at the time of disposition) relating to industrial hygiene or to the environmental conditions on, under or about such Properties, including without limitation soil and ground water condition and there are (or at the time of disposition were) no underground tanks or related piping, conduits or related structures which would result in a loss, liability or damage in excess of Ten Thousand Dollars ($10,000). During the period that Seller or former subsidiaries owned or leased the Properties, neither Seller nor its Subsidiaries nor its former subsidiaries nor, to Seller's knowledge, any third party used, generated, manufactured or stored on, under or about such Properties or transported to or from such Properties any Hazardous Materials and there has been no litigation or other claim or action brought or threatened against Seller or any settlements reached by Seller with any third party or third parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such Properties which would result in a loss, liability or damage, in the aggregate, in excess of Ten Thousand Dollars ($10,000).

            (aa) Brokers. Except as set forth in the Disclosure Schedule, neither Seller nor its Subsidiaries, nor any of its directors, officers or employees has employed any broker, finder or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Seller for any such fee or commission to be claimed by any person or entity.

            (bb) SEC Reports. Seller has duly made all required filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and all similar required filings with any other Authority and all of the reports, forms and documents so filed complied in all material respects with all applicable requirements and Laws. Seller will promptly furnish to Purchaser an accurate and complete copy of the reports, forms and documents filed after the date of this Agreement or such reports, forms or documents reasonably requested by Purchaser.

            (cc) Financial Capacity. As of the Closing Date, Seller shall have the financial capacity to pay its debts as they become due and funds sufficient to carry on its business as conducted and as proposed to be conducted.

            (dd) Ralcorp. Without limiting the generality of any of Seller's representations and warranties herein, Seller represents and warrants that, except as set forth in the Disclosure Schedule:

                 (i) Seller has no written agreement with Ralcorp;

                 (ii) the main provisions, terms (including pricing) and conditions of Seller's oral agreement with Ralcorp (including without limitation, invoicing procedures between Seller and Ralcorp, on the one hand, and among Seller, Ralcorp and customers on the other) are set forth on the Disclosure Schedule;

                 (iii) Purchaser will be able, at any time after Closing, to terminate Seller's agreement with Ralcorp without any liability except as such liability relates to the purchase of products, inventory, and packaging, or the exhaustion of such through manufacture upon termination as is customary in the existing relationship between the Parties described in the Disclosure Schedule; and

                        (iv) Seller has not at any time disclosed any of its customers lists to Ralcorp.

            (ee) Y2K. Sellers' computer and information technology systems are all Y2K compliant and Seller has not experienced any damages, costs, expenses or interruptions in its systems or of its business as a result of Y2K resulting in costs, losses, or damages exceeding $25,000 in the aggregate.

            (ff) Accuracy of Information. No representation or warranty by Seller in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading as of the date of the representation or warranty.


                                    Section 5
                   Representations and Warranties of Purchaser

            Purchaser represents and warrants to Seller as of the date hereof as follows:

            (a)  Corporate   Organization.   Purchaser  is  a  corporation  duly
organized, validly existing and in good standing under the law of the State of Delaware.

            (b) Authorization. Purchaser has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Purchaser has taken all action required by law, its articles or certificate of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Purchaser enforceable against it in accordance with its terms.

            (c)   Non-Contravention.   Neither  the   execution,   delivery  and
performance  of  this  Agreement  nor  the   consummation  of  the  transactions
contemplated herein will:

                 (i) violate any provision of the articles or certificate of incorporation or bylaws of Purchaser, which violation will materially adversely affect Purchaser's ability to consummate the transactions contemplated herein; or

                 (ii) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Purchaser or any subsidiary of Purchaser is a party or by which they or any of their properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents shall have been obtained at or prior to the Closing), which violation will materially adversely affect Purchaser's ability to consummate the transactions contemplated herein, or

                 (iii) result in the creation or imposition of any Lien, upon any property or assets of Purchaser or any subsidiary of Purchaser under any debt, obligation, contract, agreement or commitment to which Purchaser or any subsidiary of Purchaser is a party or by which Purchaser or any subsidiary of Purchaser or any of their assets or properties is or may be bound, which Lien will materially adversely affect Purchaser's ability to consummate the transactions contemplated herein; or

                 (iv) to the knowledge of Purchaser, violate any Law which violation will materially adversely affect Purchaser's ability to consummate the transactions contemplated herein.

            (d) Consents and  Approvals.  Except for the Consents  identified on
Exhibit 5(d) hereto, no Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Purchaser of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a material adverse effect on the business of Purchaser and its subsidiaries taken as a whole.

            (e) Brokers. Except as disclosed on Exhibit 5(e) hereto, neither Purchaser nor any of its directors, officers or key employees have employed any broker or finder, or incurred any liability for any brokerage fee or commission or finder's fee, in connection with the transactions contemplated hereby, nor is there any basis known to Purchaser for any such fee or commission to be claimed by any person or entity.

            (f) Disclosure. No representation or warranty by Purchaser in this Agreement contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which made, not misleading as of the date of the representation or warranty.

            (g) Current Business Practices. Purchaser will use its reasonable commercial efforts to continue the Seller's customary practice relating to the termination of services with its third-party manufacturers and suppliers by purchasing unsold or unused product, inventory, and packaging, or allowing such third party to continue manufacturing throughout the exhaustion of such product, inventory, and packaging. A description of such practices is set forth on
Exhibit 5(g).

            (h) Availability of Funds. Purchaser has the assets, resources and the financial capacity necessary to consummate the transactions (including without limitation the payment of the Purchase Price) contemplated by this Agreement.


                                    Section 6
                                    Covenants

            (a) Seller's Agreements as to Specified Matters. Except as specifically set forth on the Disclosure Schedule, except in the ordinary course of business and consistent with past practice, and except as may be otherwise agreed in writing by Purchaser, from the date hereof until the Closing, Seller shall not:

                 (i) Amend its articles or certificate of incorporation or bylaws;

                 (ii) Borrow or agree to borrow any funds;

                 (iii) Incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any claims, obligations, liabilities or loss contingencies which, individually or in the aggregate, is or are in excess of Twenty-Five Thousand Dollars ($25,000) or would have an adverse effect on the financial condition of Seller;

                 (iv) Pay, discharge or satisfy any claims, liabilities or obligations;

                        (v) Permit or allow any of its properties or assets to be subjected to any Lien, except the Permitted Liens;

                        (vi) Write down the value of any inventory or write-off as uncollectible any notes or accounts receivable or any trade accounts or trade notes;

                        (vii) Cancel or amend any debts, waive any claims or rights or sell, transfer or otherwise dispose of any properties or assets;

                        (viii)  License,   sell,   transfer,   pledge,   modify,
disclose, dispose of or permit to lapse any right to the use of any Intellectual Property Rights;

                        (ix) (A) Terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any collective bargaining agreement or employment or similar agreement or arrangement with any of its directors, officers or employees; (B) terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any Benefit Arrangement; (C) contribute, set aside for contribution or authorize the contribution of any amounts for any such Benefit Arrangement except as required (and not discretionary) by the terms of such Benefit Arrangement; or (D) grant or become obligated to grant any general increase in the compensation of any directors, officers or employees (including without limitation any such increase pursuant to any Benefit Arrangement);

                        (x) Make or enter into any commitment for capital expenditures for additions to property, plant or equipment individually, or in the aggregate, in excess of Twenty-Five Thousand Dollars ($25,000) unless consented to in writing by Purchaser which consent may not be unreasonably withheld;

                        (xi) (A) Declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or other securities (including without limitation distributions in redemption or liquidation) or redeem, purchase or otherwise acquire any shares of its capital stock or other securities, except with respect to securities comprising Seller Capital Stock outstanding as of the date hereof; (B) issue, grant or sell any shares of its capital stock or equity securities of any class, or any options, warrants, conversion or other rights to purchase or acquire any such shares or equity securities or any securities convertible into or exchangeable for such shares or equity securities, except issuance of securities pursuant to the terms of issuance of Seller Capital Stock outstanding as of the date hereof and the issuance of additional Seller capital stock consisting of Series C and Series D Preferred Stock to raise the working capital funds required hereunder; (C) become a party to any merger, exchange, reorganization, recapitalization, liquidation, dissolution or other similar corporate transaction; or (D) organize any new subsidiary, acquire any capital stock or other equity securities or other ownership interest in, or assets of, any person or entity or otherwise make any investment by purchase of stock or securities, contributions to capital, property transfer or purchase of any properties or assets of any person or entity;

                        (xii) Pay, lend or advance any amounts to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any director, officer, employee or shareholder;

                        (xiii) Terminate, enter into or amend in any material respect any item identified in Part 4(t) of the Disclosure Schedule, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any such item; or

                        (xiv) Agree, whether in writing or otherwise, to take any action described in this subsection.

            (b)  Conduct  of  Seller  Business.  Except  as  set  forth  in  the
Disclosure Schedule, Seller shall maintain its assets and properties and carry on its businesses and operations in the ordinary course of business in substantially the same manner as previously operated; and Seller shall use its best efforts to preserve intact its business organizations, existing business relationships (including without limitation its relationships with officers, employees, dealers, distributors, independent contractors, customers and suppliers), good will and going concern value.

            (c) No Seller Solicitation of Alternate Transaction.

                (i) Seller shall not, and will use its best efforts to ensure that its directors, officers and employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents shall not, directly or indirectly, solicit, initiate or encourage discussions or negotiations with, provide any confidential or nonpublic information to, or enter into any agreement with, any third party concerning (or concerning the business of Seller in connection with) any tender offer (including a self tender offer), exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, acquisition of beneficial ownership of or the right to vote securities representing more than five percent (5%) of the total voting power of Seller, liquidation, dissolution or similar transactions; provided, however, that the foregoing shall not prohibit Seller (either directly or indirectly through its directors, officers, employees, independent advisors, consultants, counsel, and accountants) from:

                        (A) furnishing information concerning the Seller and its
            businesses, properties, or assets to any person, corporation, entity, or "group" as defined in Section 13(d) of the Exchange Act, other than Purchaser or any of its affiliates (a "Third Party") in response to any bona fide unsolicited inquiry, proposal or offer by such Third Party;

                        (B) engaging in  discussions or  negotiations  with such
            Third Party that has made such bona fide unsolicited inquiry, proposal, or offer;

                        (C) following receipt of such a bona fide unsolicited proposal for acquisition of the Seller or its Assets, taking and disclosing to its shareholders a position contemplated by Rule 14c-2(a) under the Exchange Act or otherwise making disclosure to its shareholders; and

                        (D) taking any  non-appealable,  final action ordered to
            be taken by the Seller by any court of competent jurisdiction but in each case referred to in the foregoing clauses (A) through (C), only to the extent that the Board of Directors of the Seller shall have concluded in good faith that such action is required to prevent the Board of Directors of the Seller from breaching its fiduciary duties to the shareholders of the Seller under applicable law.

                (ii) Break-up Fee. If for the reasons set forth in this Section 6(c), this Agreement and the transactions contemplated hereby shall be terminated by Seller pursuant to Section 9(a)(iv) without the Closing having occurred (whether such Third Party offer results in the consummation of a transaction or not), then Seller agrees to pay Purchaser a "Break-up Fee". The Break-up Fee shall consist of the sum of One Million Five Hundred Thousand Dollars ($1,500,000), payable immediately upon termination hereof. The Parties acknowledge that the Break-up Fee represents a negotiated figure which is not a penalty and constitutes a reasonable estimate of the damages and costs that would be incurred by Purchaser in the event of termination giving rise thereto.

            (d) Full Access to Purchaser. Seller has and shall provide Purchaser all information in its possession requested by Purchaser after using best efforts to procure such information and afford to Purchaser and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents free and full access during normal business hours to the facilities, properties, books and records of Seller in order that Purchaser may have full opportunity to make such investigations as it shall desire to make of the affairs of Seller; provided, however, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with business operations; and Seller shall furnish such additional financial and operating data and other information as Purchaser shall, from time to time, reasonably request, including without limitation access to the working papers of their independent certified public accountants (as and to the extent permitted by such independent certified public accountants); and, provided, further, that any such investigation shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of Seller herein.

            (e) Confidentiality. Each of the Parties agrees that it will not use, or permit the use of, any of the information relating to any other Party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other Party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than their responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such Party's regular counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing Party shall first obtain the recipients' undertaking to comply with the provisions of this subsection with respect to such information. The term "Information" as used herein shall not include any information relating to a Party which the Party disclosing such information can show: (i) to have been in its possession prior to its receipt from another Party hereto; (ii) to be now or to later became generally available to the public through no fault of the disclosing Party; (iii) to have been available to the public at the time of its receipt by the disclosing Party; (iv) to have been received separately by the disclosing Party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing Party without regard to any information received in connection with this transaction. Each Party hereto also agrees to promptly return to the Party from whom originally received all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A Party hereto shall be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information. The Parties acknowledge that the transaction described herein is of a confidential nature, and agree that the terms hereof, including the purchase price hereunder, shall be maintained in confidence. Sellers, with the prior approval of Purchaser, at a time and in a manner that is acceptable to both Purchaser and Sellers, may notify employees of the fact of the subject transaction.

            (f) Filings; Consents; Removal of Objections. Subject to the terms and conditions herein provided, the Parties shall use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert their best efforts to that end, including without limitation, if required: (i) the filing with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") all requisite documents and notifications in connection with the transactions contemplated hereby pursuant to the HSR Act as soon as practicable following the date hereof, and to respond as promptly as practicable to all inquiries from the FTC or the Antitrust Division in connection therewith; (ii) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (iii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

            (g)         Further Assurances; Cooperation; Notification.

                        (i) Each Party hereto shall, before, at and after Closing, execute and deliver such instruments and take such other actions as the other Party or Parties may reasonably require in order to carry out the intent of this Agreement.

                        (ii) Seller shall cooperate with Purchaser to promptly develop plans for the management of the businesses after the Closing, including without limitation plans relating to productivity, marketing, operations and improvements, and Seller shall further cooperate with Purchaser to provide for the implementation of such plans as soon as practicable after the Closing. Subject to applicable Law, Seller shall confer on a regular and reasonable basis with one or more representatives of Purchaser to report on material operational matters and the general status of ongoing operations.

                        (iii) At all times from the date hereof until the Closing, each Party shall promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such Party to satisfy the conditions specified in Section 7 and Section 8 hereof within seven (7) days.

            (h) Supplements to Disclosure Schedule. Within a reasonable time (but in no event later than three (3) Business Days) prior to the Closing, Seller shall supplement or amend the Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of Seller which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the date hereof of the representations and warranties of Seller contained in Section 4 hereof in order to determine the fulfillment of the conditions set forth in Section 7, the Disclosure Schedule shall be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Disclosure Schedule.

            (i) Public Announcements.  None of the Parties shall make any public announcement with respect to the transactions contemplated herein or the purchase price hereunder without the prior written consent of the other Party; provided, however, that any of the Parties may at any time make any announcements which are required by applicable Law so long as the Party so required to make an announcement, promptly upon learning of such requirement, notifies the other Party of such requirement and discusses with it in good faith the exact proposed wording of any such announcement for such other Party's reasonable approval which shall not be unreasonably withheld. Without limiting the generality of the foregoing,

Seller hereby agrees to deliver to Purchaser final draft(s) of any information statements (any such information statement, an "Information Statement") to be distributed to its shareholders pursuant to applicable Law in connection with this Agreement and the terms and conditions contemplated hereby and the issuance of the securities disclosed in Part 6(a)(xi)(B) of the Disclosure Schedule, it being understood and agreed that any such Information Statement shall be (x) in form and substance reasonably acceptable to Purchaser and (y) provided to Purchaser at least two (2) Business Days prior to its distribution to Seller's securities holders or filing with any applicable Authority.

            (j)         Transactional Tax Undertakings.

                        (i) The Parties shall cooperate to make any necessary filings with state and local taxing authorities and to furnish any required supplemental information to any federal, state, local, and foreign tax liabilities resulting from the consummation of the transactions contemplated herein.

                        (ii) In the event that any sales or use tax, or any tax in the nature of a sales or use tax, or any transactional tax is payable or assessed relative to the transactions contemplated herein, Seller shall pay all such taxes and shall not collect any part thereof from Purchaser, provided, however, that Purchaser shall pay any excise tax required with respect to the relicensing of any motor vehicles which are part of Seller's Assets.

            (k) Bulk Transfers.  Seller has requested that Purchaser  waive, and
Purchaser hereby agrees to waive, the requirements of the Uniform Commercial Code concerning bulk transfers, as in effect in the various states in which Seller has assets, including without limitation the requirement of notice to creditors. It is expressly agreed by the Parties that the obligation to indemnify Purchaser under Section 10(e) includes any and all liability (including claims, suits or demands against Purchaser), loss, cost (including reasonable attorney's fees), expense or damage of any kind which Purchaser may suffer in connection with such request and waiver.

            (l)         Employee Benefits.

                        (i) Employees. On the Closing Date, Purchaser: (A) will assume the employees covered by the collective bargaining agreements listed in
Part 4(v)(ii)(F), and in Part 4(v)(i) under "union" employees, of the Disclosure Schedule and (B) shall have the right (but not the obligation) to offer to all or any number of the other employees then employed with respect to the businesses relating to Seller's Assets the opportunity to maintain such employee's current employment and shall provide within thirty (30) days after the execution of this Agreement, but not later than ten (10) Business Days prior to Closing, a list of those employees of Seller to whom it will offer employment (collectively, the "Transferred Employees"); provided, that Purchaser, in its sole discretion and considering its best interests, may terminate the employment of any employees who accept such offer at any time after such Closing Date. During the first twelve (12) months after the Closing Date, the compensation and benefits provided by Purchaser shall be reasonably comparable on an overall basis (including without limitation all compensation and benefits accrued by such employees as of the Closing Date under all Pension Plans, Welfare Plans and Benefit Arrangements irrespective of whether such accrued benefits are actually received by such employees) to those provided to such employees prior to the Closing Date with credit given for the length of actual service with Seller (or both)  prior to the  Closing  Date.  Purchaser  has not  agreed  to  assume  any obligation  or  liability  under  any  Pension  Plans,  Welfare  Plans,  Benefit
Arrangements, severance obligation or other employment benefit related obligation but may do so in its sole discretion.

                        (ii) Severance. If the employment of any employee who accepts the offer referred to in Section 6(1)(i) above is terminated by Purchaser other than for cause within the twelve (12) months after the Closing Date, Purchaser shall be responsible for making payment of severance compensation to such employee in accordance with the practice of Seller or any of its Subsidiaries (as applicable) at the Closing Date, as described on Exhibit 6(1) hereto, with credit being given for the length of actual service with Seller (or both) prior to the Closing Date.

                        (iii) 401(k) Plan. Purchaser shall take appropriate measures with Seller's assistance as reasonably requested so that Seller's 401(k) plans shall be, upon Closing: (x) assumed by Purchaser (and amended, if required by Purchaser), (y) merged into an existing 401(k) plan maintained by Purchaser, and/or (z) frozen or terminated and replaced with new plans (within Purchaser's sole discretion).

                        (iv) Retention of Employees. Neither Seller nor any Subsidiary shall, for a period of three (3) years after the Closing Date, take any action, other than with the written consent of Purchaser, to induce any employee who accepts an offer pursuant to Section 6(1)(i) above, while still employed by Purchaser or any subsidiary of Purchaser, to enter into the employ of Seller or other affiliate of Seller.

            (m) Use of Trade Names and Corporate Name. As of and after the Closing, Seller shall not use any of the names listed on Exhibit 3(a)(i) or title similar to such name or any other trade names or trademarks being transferred hereunder.

            (n) Special Reserve Fund. Seller has raised from among its current shareholders through the issuance of new Series D Preferred Convertible Stock the aggregate amount of One Million Five-Hundred Thousand Dollars ($1,500,000), of which Five-Hundred Thousand Dollars ($500,000) have been set aside as a separate cash reserve (the "Special Reserve Fund"), for the purpose of assuring that Seller meets its payment obligations and working capital requirements from the date hereof through the Closing Date; the amount of the Special Reserve Fund has been set on the basis of Seller's Monthly Cash Flow Forecasts prepared by Seller for the period from February 1 through May 31, 2000, attached hereto as
Schedule 6(n). The balance of One-Million Dollars ($1,000,000) shall be injected into Seller for normal business and operational purposes. The Special Reserve Fund, which is free of any Liens, may be drawn upon only on the terms and for the purposes set forth in the "Reserve Escrow Agreement" delivered to Purchaser on the date hereof substantially in the form of Exhibit 6(n).

            (o) Bank Extension. Annexed hereto as Exhibit 6(o) is an executed copy of the Fourth Amendment to Financing Agreement, dated as of March 31, 2000 (the "Bank Extension"), entered into by Seller and U.S. Bancorp Republic Commercial Finance, Inc. (the "Bank"). Seller represents and warrants that: (x) the Bank Extension is effective as of the date of execution of this Agreement, and (y) Seller has complied with all of the conditions set forth therein..

            (p) Noncompetition and Confidentiality Agreements. At the Closing, Seller shall:

                (i) provide Purchaser with copies of the Noncompetition and Confidentiality Agreements dated as of the Closing Date, executed by Thomas J. Guinan, Jeffrey Weiner and Adnan Durrani substantially in the forms respectively set forth in Exhibit 7(h), and

                (ii) assign to Purchaser all of Seller's rights, benefits, and interests under each of the Worth Agreements with respect to Protection of Confidential Information and Noncompetition so that the provisions of Sections 4, 5 and 6 of each of the Worth Agreements shall inure in full to the sole benefit of the Purchaser; it being understood and agreed that (x) Purchaser shall not assume any obligations whatsoever under the Worth Agreements and, except as expressly set forth above, Seller shall retain all rights and obligations under the Worth Agreements, and (y) in the event of any breach of the provisions of those rights under the Worth Agreements assigned to Purchaser, Seller shall, at Purchaser's cost, take any and all reasonable action requested by Purchaser to enforce those provisions. As used herein, the "Worth Agreements" shall mean: (A) that certain Consulting, Loan Repayment and Noncompetition Agreement dated as of August 13, 1997 between Richard S. Worth and Seller, and (B) that certain Consulting, Loan Repayment and Noncompetition Agreement dated as of August 13, 1997 between Randye Worth and Seller.

            (q) Payoff Schedule; Termination of Financing Agreement. (i) At least five (5) Business Days prior to Closing, Seller shall deliver to Purchaser a "Payoff Schedule" to be attached hereto as Exhibit 6(q), setting forth (x) a list of every creditor of Seller (including but not limited to: stock, note, warrant, option, and securities holders of Seller; banks and financial institutions; trade creditors other than those assumed by Purchaser; suppliers other than those assumed by Purchaser; and other third parties) to which Seller owes amounts which are due or to become due within ninety (90) days after Closing in excess of Ten Thousand Dollars ($10,000), (y) each such amount with respect to each creditor as of a date which shall not be more than five (5) Business Days prior to the Closing, and (z) for each creditors to be paid off at or immediately after the Closing, the payment instructions to Purchaser with information on the relevant bank account into which payment of the respective payoff amounts shall be made at or immediately after the Closing.

                 (ii) On or before the Closing, Seller shall provide Purchaser with fully executed originals, in form and substance acceptable to Purchaser, of: (A) an agreement in writing between Bank and Seller providing for (x) Seller's payment in full of all amounts due or outstanding under the Financing Agreement (as defined in, and amended by, the Bank Extension), and (y) the termination of such Financing Agreement and of any and all Liens granted to the Bank on any of Seller's Assets, and (B) an instrument in writing of the Bank releasing any and all of its Liens in any of Seller's Intellectual Property Rights, and whereby the Bank covenants and agrees to execute and deliver to Purchaser any further documents and instruments as may be necessary or reasonably requested by Purchaser in order to fully release such Intellectual Property Rights and other Seller's Assets from any Liens held in Bank's favor.

            (r) Further Covenants of Seller. Without limiting the generality of any other provision of this Agreement,

                (i) On or prior to Closing, Seller shall: (A) be qualified to do business and be in good standing in the state of Illinois or indemnify Purchaser pursuant to Section 10(c) from and against any and all loss, liability, or damage suffered or incurred by Purchaser in connection with Seller's failure to so qualify or be in good standing; (B) obtain acknowledgement and consent of Condor Ventures, Inc.; Laner, Muchin, Dombrow, Becker, Levin and Tominberg, Ltd. (LMDBLT), and the Bank that the execution of this Agreement and consummation of the transactions contemplated hereby do not contravene the agreements set forth in Part 4(e)(ii) of the Disclosure Schedule or indemnify Purchaser pursuant to
Section 10(c) from and against any and all loss, liability, or damage suffered or incurred by Purchaser in connection with Seller's failure to obtain acknowledgement and consent; (C) in relation to the Pate's litigation disclosed in Part 4(o) of the Disclosure Schedule, indemnify and hold Purchaser harmless to the fullest extent set forth in Section 10 below, against all claims or causes of action commenced, directly or indirectly, by Pate's Bakery, LLC against Purchaser; and (D) make all necessary filings, cure any outstanding deficiencies and pay all fees and penalties necessary to bring the 401(k) plans set forth in Part 4(r) of the Disclosure Schedule in full compliance with law or, if Purchaser so chooses, at Purchaser's sole discretion, indemnify Purchaser pursuant to Section 10(c) from and against any and all loss, liability, or damage suffered or incurred by Purchaser in connection with Seller's failure to make such filings, cure such deficiencies or pay such fees and penalties;

                 (ii) Except as provided in Section 6(l)(i), Seller represents, warrants and covenants that Purchaser has not, and will not, assume any obligation whatsoever for any employment agreement(s) of Seller with any of its employees including, but not limited to those with Mark Robson, Thomas Guinan and Jeffrey Weiner.


                                    Section 7
                     Conditions to Obligations of Purchaser

            Notwithstanding any other provision of this Agreement to the contrary, the obligation of Purchaser to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

            (a) Representations and Warranties True. The representations and warranties of Seller contained in this Agreement, including without limitation in the Disclosure Schedule initially delivered to Purchaser as Exhibit 4 (and not including any changes or additions delivered to Purchaser pursuant to
Section 6(h)), shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement.

            (b) Performance. Seller shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing.

            (c) Required Approvals and Consents.

                (i) All action required by law and otherwise to be taken by the Board of Directors of Seller and the shareholders of Seller to authorize the execution, delivery and performance of this Agreement by the Seller and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

                (ii) All Consents of or from all Authorities  required hereunder to consummate the transactions contemplated herein including, without limitation, those required by the HSR Act, and all Consents of from all persons and entities other than Authorities that are identified in the Disclosure Schedule shall have been delivered, made or obtained, and Purchaser shall have received copies thereof.

            (d) No Proceeding or Litigation. To the best of Seller's knowledge, no suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have an adverse effect on the conduct of the businesses relating to Seller's Assets.

            (e) Opinion of Seller Counsel. Purchaser shall have received an opinion from Olshan, Grundman, Frome, Rosenzweig & Wolosky, LLP, counsel to Seller, dated the Closing Date, substantially in the form and substance set forth as Exhibit 7(e) hereto.

            (f) Certificates. Purchaser shall have received such certificates of Seller's officers (including but not limited to an officer certificate certifying that the Estimated Closing Working Capital Balance/(Deficit) and the other unaudited financial statements and balance sheets provided by Seller hereunder are in compliance with Section 4(g)) in a form and substance reasonably satisfactory to Purchaser, dated the Closing Date, to evidence compliance with the conditions set forth in this Section 7 and such other matters as may be reasonably requested by Purchaser.

            (g) Escrow Agreements. The parties thereto shall have executed and delivered an Escrow Agreement in the form of Exhibit 7(g) hereto and the Reserve Escrow Agreement in the form of Exhibit 6(n).

            (h) Noncompetition and Confidentiality Agreements. On or before the Closing Date, Seller shall have delivered to Purchaser Noncompetition and Confidentiality Agreements dated as of the Closing Date and executed by Thomas
J. Guinan, Jeffrey Weiner and Adnan Durrani respectively, substantially in the forms respectively set forth in Exhibit 7(h).

            (i) Documentation for Conveyance of Seller's Assets. Purchaser shall have received, in form and substance reasonably satisfactory to Purchaser, dated the Closing Date, all of the Bill(s) of Sale, deeds, assignments including, without limitation, assignments of trademarks and other intellectual property rights, certificates of title, and any and all other conveyance and transfer documentation listed on Exhibit 7(i) hereto as may be supplemented after the date hereof but before Closing.

            (j) Certificates of Amendment. On the Closing Date, Seller's shall deliver: (i) Certificate of Amendment of its certificate of incorporation to be filed in the State of Delaware amending its corporate name from "Delicious Brands, Inc." to any other name which is in compliance with Section 6(m) (the "New Name"), (ii) Certificates of Amendment (or equivalent) amending its certificates of authority to be filed in Illinois, New York and Michigan, respectively, amending its corporate name from "Delicious Brands, Inc." to the New Name, (iii) any other documents for any other jurisdiction in which it is qualified to do business or uses the "Delicious Brands, Inc." name, and (iv) any other documents otherwise necessary or convenient to consummate the transactions contemplated in this Agreement, including but not limited to, certificates of good standing from the States of Delaware, Illinois, New York and Michigan dated no earlier than two (2) Business Days prior to Closing. All such certificates shall be in form and substance reasonably satisfactory to Purchaser.

            (k) Environmental Phase I. The "Phase I" environmental report on Seller's premises (which Purchaser in its discretion may procure prior to Closing) does not require, in Purchaser's reasonable discretion, any material repairs to any of Seller's premises or will not cause or require the interruption of the use of Seller's premises, interfere with the carrying out of the business in the regular course, or otherwise present material liabilities or other legal risks.

            (l) Employees. Purchaser shall provide a list of the Transferred Employees pursuant to Section 6(l). Seller shall be solely responsible for any severance and all other employment benefits to and rights of the Transferred Employees through the Closing Date and for the remainder of Seller's employees that are not assumed or employed by Purchaser through and after Closing.

            (m) Payoff Schedule. At Closing, Purchaser shall have received the Payoff Schedule pursuant to Section 6(q), with any amendments as necessary to make it current as of the Closing Date; it being understood and agreed that Seller shall provide Purchaser with a draft of the updated Payoff Schedule at least five (5) Business Days prior to Closing.


                                    Section 8
                       Conditions to Seller's Obligations

            Notwithstanding anything in this Agreement to the contrary, the obligation of Seller to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

            (a) Representations and Warranties True. The representations and warranties of Purchaser contained in this Agreement shall be in all material respects true, complete and accurate as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement.

            (b) Performance. Purchaser shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

            (c) Corporate Approvals. The shareholders of Seller shall have approved the transactions contemplated hereby. All Consents listed on Exhibit 5(d) hereto shall have been delivered, made or obtained. All action required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken.

            (d) No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

            (e) Certificates. Purchaser shall have furnished Seller with such certificates of Seller officers, in a form and substance reasonably acceptable to Seller, dated the Closing Date, to evidence compliance with the conditions set forth in this Section 6 and such other matters as may be reasonably requested by Seller.

            (f) Opinion of Purchaser Counsel. Purchaser shall have delivered to Seller an opinion from BBLP - Pavia e Ansaldo Beiten Burkhardt Mittl & Wegener Moquet Borde & Associes Meyer Lustenberger, Professional Corporation, counsel to Purchaser, dated the Closing Date, in the form and substance set forth as
Exhibit 8(f) hereto.

            (g) Payment of Consideration. Seller shall have received satisfactory evidence that the wire transfers required by Sections 3(b)(A)(i) and 3(b)(A)(ii) hereof have been completed and the Liability Undertaking required by Section 3(b)(B) hereof has been executed and delivered.

            (h) Escrow Agreements. The parties thereto shall have executed and delivered an Escrow Agreement in the form of Exhibit 7(g) hereto and the Reserve Escrow Agreement in the form of Exhibit 6 (n) hereto.


                                    Section 9
                           Termination and Abandonment

            (a) Methods of Termination. This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time notwithstanding approval thereof by the shareholders of Seller, but not later than the Closing:

                 (i) By mutual written consent of Purchaser and Seller; or

                 (ii) By Purchaser on or after the Termination Date or such later date as may be established pursuant to Section 3 hereof, if any of the conditions provided for in Section 7 of this Agreement shall not have been satisfied or waived in writing by Purchaser prior to such date; or

                 (iii) By Seller on or after the Termination Date or such later date as may be established pursuant to Section 3 hereof, if any of the conditions provided for in Section 8 of this Agreement shall not have been satisfied or waived in writing by Seller prior to such date; or

                 (iv) By Seller if, prior to Closing, in good faith, based upon written advice from outside counsel, and in order to prevent the Board of Directors from breaching its fiduciary duty, the Board of Directors of Seller shall have withdrawn or modified, in a manner adverse to Purchaser, its approval or recommendation of this Agreement or its recommendation that shareholders of the Seller adopt and approve this Agreement in order to permit Seller to execute a definitive agreement providing for the acquisition of the assets of the Seller or in order to approve a tender or exchange offer for any or all of the Seller's Common Stock, in either case, that is determined, by the Board of Directors of the Company to be a superior proposal. In the foregoing event, Seller shall pay Purchaser the Break-up Fee as set forth above in Section 6(c)(ii).

                 (v) By any Party if the Closing shall not have occurred on or before June 15, 2000.

            (b) Procedure Upon Termination. In the event of termination and abandonment pursuant to subsection (a), written notice thereof shall forthwith be given to the other Party or Parties, and the provisions of this Agreement (except to the extent provided in Section 11(a)) shall terminate, and the transactions contemplated herein shall be abandoned, without further action by any Party hereto. If this Agreement is terminated as provided herein: (i) each Party will, upon request, redeliver all documents, work papers and other material of any other Party (and all copies thereof) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the Party furnishing the same; (ii) the confidentiality obligations of Section 6 (e) shall continue to be applicable; and (iii) except as provided in this subsection, no Party shall have any liability for a breach of any representation, warranty, agreement, covenant or other provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such Party or any representative, agent, employee or independent contractor thereof.


                                   Section 10
                          Survival and Indemnification

            (a) Survival. The representations and warranties of each of the Parties shall survive the Closing for a period of two (2) years from the Closing Date.

            (b) Indemnification by Purchaser. Purchaser agrees to indemnify Seller from and against any and all loss, liability or damage suffered or incurred by it by reason of (i) any untrue representation of, or breach of warranty or covenant by, Purchaser in any part of this Agreement, provided, however, that no claim for indemnity may be made pursuant to this subsection after the second anniversary of the Closing Date; (ii) any nonfulfillment of any covenant, agreement or undertaking of Purchaser in any part of this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the Party or Parties hereof entitled to the benefits thereof; and (iii) any obligations of Seller assumed by Purchaser in the Liability Undertaking.

            (c) Indemnification by Seller; Untrue Representation or Breach of Warranty or Covenant. Seller agrees to indemnify Purchaser from and against any and all loss, liability or damage suffered or incurred by it by reason of any untrue representation of, or breach of warranty or covenant by Seller in this Agreement, provided, however, that Purchaser shall make any claim(s) pursuant to this subsection (c): (A) exclusively against the Escrow Fund (and then to the Seller only in the event that the Escrow Fund is no longer available or lacks sufficient funds) until the aggregate amount of all such claims exceeds Five-Hundred Thousand Dollars ($500,000), and (B) either against the Escrow Fund or directly against Seller, in Purchaser's sole discretion, once the amount of all such claims exceeds Five-Hundred Thousand Dollars ($500,000), and provided, further, that no claims for indemnity may be made pursuant to this subsection after the second anniversary of the Closing Date.

            (d) Indemnification by Parties; Closing Working Capital Balance Adjustment. Seller and Purchaser agree to indemnify each other for the amount of the Closing Working Capital Balance Adjustment determined pursuant to Section 3(c) and resulting in any shortfall or excess, as the case may be. Any shortfall shall result in a dollar-for-dollar reduction in the Purchase Price in the full amount of such shortfall. Purchaser shall, in its sole discretion, either make a claim for such amount under the Escrow Agreement or directly in writing against Seller, which shall be payable within ten (10) Business Days of receipt by Seller. Any excess shall result in a dollar-for-dollar increase in the Purchase Price in the full amount of such excess. Seller shall make a written demand to Purchaser and such excess amount shall be payable within ten (10) Business Days of receipt thereof by Purchaser.

            (e) Indemnification by Seller; Other. Seller agrees to indemnify Purchaser from and against: (i) any and all loss, liability or damage suffered or incurred by it by reason of any nonfulfillment of any covenant, agreement or undertaking of Seller in this Agreement which by its terms is to remain in effect after the Closing and has not been specifically waived in writing at the Closing by the Party or Parties entitled to the benefits thereof; (ii) any obligations of Seller not specifically assumed by Purchaser in the Liability Undertaking; and (iii) any and all costs and expenses, including, without limitation, legal fees and expenses, in connection with enforcing the indemnification rights of Purchaser pursuant to Sections 10(c), 10(d) and 10(e).

            (f) Basket Amount.  Notwithstanding  anything in Sections 10(b), (c)
and 10(e) to the contrary, neither Party shall be entitled to any indemnification under such subsections against the other Party if the aggregate amount of all claims of the Indemnified Party (as defined below) thereunder is less than One-Hundred Twenty-Five Thousand Dollars ($125,000) (the "Basket Amount"), but if the aggregate amount of all such Indemnified Party's claims exceeds the Basket Amount, then the Indemnified Party shall be entitled to full indemnification of all claims and there shall be no Basket Amount. Notwithstanding anything in this Agreement to the contrary, for the purposes of calculating the Basket Amount, Purchaser and Seller agree that each dollar from the very first dollar on the very first claim incurred by the Indemnified Party shall be included in calculating the Basket Amount regardless of any threshold set forth in any provision of this Agreement. The Parties do not intend that the Basket Amount be deemed to be a definition of what is "material" for any purpose in this Agreement. Neither Party shall be entitled to any indemnification under the subsection hereof in excess of the Purchase Price. The foregoing notwithstanding, there shall be no Basket Amount applicable to claims under
Section 10(d).

            (g) Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the Party seeking indemnification (the "Indemnified Party") shall promptly notify the Party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the case of any such claim for indemnification, hereunder resulting from or in connection with any claim or legal proceedings of a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising there from. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld. If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification, or is not entitled to indemnification in the amount claimed in such notice, it shall deliver, within thirty (30) days after the receipt of such notice, a written objection to such claim and written specifications in reasonable detail of the aspects or details objected to, and the grounds for such objection. If the Indemnifying Party shall file timely written notice of objection to any claim for indemnification, the validity and amount of such claim shall be determined by arbitration pursuant to Section 11(l) hereof. If timely notice of objection is not delivered or if a claim by an Indemnified Party is admitted in writing by an Indemnifying Party or if an arbitration award is made in favor of an Indemnified Party pursuant to Section 11(1), the Indemnified Party, as a non-exclusive remedy, shall have the right to
(i) receive from the Escrow Agent, upon five (5) days prior written notice to the other party by the Escrow Agent of such release of funds, the amount of such claim or award on a dollar-for-dollar basis in order to satisfy such claim or award; (ii) set off the amount of such claim or award against any amount yet owed, whether due or to become due, by the Indemnified Party or any subsidiary thereof to any Indemnifying Party by reason of this Agreement or any agreement or arrangement or contract to be entered into at the Closing; or (iii) recover the amount of such claim or award by using a combination of subparagraphs (i) and (ii).

            (h) The Parties here agree and acknowledge that certain representations, warranties, covenants and indemnification rights may survive the term of the Escrow Agreement and, therefore, the availability of any Escrow Funds (as defined therein). In the event that after termination of the Escrow Agreement, a Party intends to make a claim to an Indemnifying Party pursuant to a right hereunder, the Indemnified Party shall do so directly setting forth in a written notice the basis for the claim and the amount sought. If the Parties cannot mutually agree to resolve such claim within thirty (30) days after receipt by the Indemnifying Party of such notice, the Indemnified Party may pursue its remedies, under Section 11(l) of this Agreement.


                                   Section 11
                            Miscellaneous Provisions

            (a) Expense. Each of the Parties shall bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation fees, commissions and expenses payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals, whether or not the transactions contemplated herein are consummated; provided, however, that each Party shall bear fifty percent (50%) of the fees and expenses of the Independent Accountant and each Party shall bear fifty percent (50%) of the fees of the Escrow Agent.

            (b) Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified by the Parties at any time prior to the Closing with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the Parties.

            (c) Waiver of Compliance; Consents. Any failure of a Party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the Party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy shall preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a Party, such consent shall be given in writing in the same manner as for waivers of compliance.

            (d) No Third Party Beneficiaries. Nothing in this Agreement shall entitle any person or entity (other than an assignee of Purchaser or a Party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

            (e) Notices. All notices, requests, demands and other communications to either party hereunder shall be in writing delivered by certified or registered mail, return receipt requested; reputable overnight courier, by hand and a copy by facsimile transmission and shall be given to:

            if to Purchaser, to:

            Parmalat Bakery Division
            135 Otonabee Drive
            Kitchener, Ontario
            N2C 1L7 Canada
            Attn.:      Mr. Ray Kingdon, President
            Facsimile No.: 519-893-9223
            Telephone No.: 519-893-6400 x 227

            and

            Parmalat Canada
            405 The West Mall
            Suite 1000, 10th Floor
            Etobicoke, Ontario
            M9C 5J1 Canada
            Attn.: Mr. Peter Quintiliani, Chief Financial Officer Mr. Peter Ferraro, VP and General Counsel
            Facsimile No.: 416-620-3626
            Telephone No.: 416-620-3623

            with a copy to:

            Parmalat S.p.A.
            Via O. Grassi 22/26
            43044 Collecchio
            Parma, Italy
            Attn.:  Mr. Fausto Tonna, Chief Financial Officer
            Facsimile No.: (+39) 0521 808 327
            Telephone No.: (+39) 0521 8081

            BBLP - Pavia e Ansaldo
            Beiten Burkhardt Mittl & Wegener
            Moquet Borde & Associes
            Meyer Lustenberger, Professional Corporation
            460 Park Avenue, 21st Floor
            New York, NY 10022
            Attn.:   Gian Paolo Zini
                     Richard P. Altieri
            Facsimile No.: (212) 980 1453
            Telephone No.: (212) 980 1633

            or to such other person or address as Purchaser shall furnish to the other Parties in writing in accordance with this subsection.

            if to Seller, to:

            Delicious Brands, Inc.
            2070 Maple Street
            Des Plaines, Illinois 60018
            Attn.:  Mr. Thomas J. Guinan, Chief Executive Officer

            with a copy to:

            Olshan, Grundman, Frome,
            Rosenzweig & Wolosky, LLP
            505 Park Avenue
            New York, New York 10022
            Attn.:  Steven Wolosky, Esq.
            Facsimile No.:  (212) 980-7177
            Telephone No.: (212) 753-7200

            or to such other person or address as Seller shall furnish to the other Parties in writing in accordance with this subsection.

            All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. For notice to be effective against the respective Parties, all copies must be delivered as set forth above.

            (f) Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the Parties without the prior written consent of the other parties; provided, however, that Purchaser may assign this Agreement, in whole or in any part, and from time to time as set forth in this Agreement.

            (g) Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

            (h) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (i) Headings. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and shall not constitute a part hereof.

            (j) Entire Agreement.  The Disclosure  Schedule and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedule or any such exhibit or other writing are part of this Agreement: together they embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement and together they are referred to as "this Agreement" or the "Agreement". There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement and the subject matter hereof (including without limitation (i) the letter of intent dated October 7, 1999, from [Parmalat] to Seller, (ii) the memorandum dated October 27, 1999, from Seller to [Parmalat], (iii) the letter dated November 4, 1999, from Pricewaterhouse Coopers to Seller, (iv) the Exclusivity Letter dated October 27, 1999, between [Parmalat] and Seller and (v) the Confidentiality and Non-Disclosure Agreement dated June 24, 1999, between [Parmalat] and Seller, and all amendments and extensions thereof).

            (k) Injunctive Relief. It is expressly agreed among the Parties that monetary damages would be inadequate to compensate a party hereto for any breach by any other Party of its covenants and agreements in Sections 6(c) and 6(e) hereof. Accordingly, the Parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the non-breaching Party and that, in addition to any other remedies which may be available, the non-breaching Party shall be entitled to injunctive relief against the threatened breach of Sections 6(c) and 6(e) hereof or the continuation of any such breach without the necessity or proving actual damages and may seek to specifically enforce the terms thereof.

            (1)  Arbitration.  With the sole exception of the injunctive  relief contemplated by Section 11(k), any dispute, controversy or claim arising out of, or relating to, this Agreement including, without limitation, the interpretation or the breach, termination or invalidity thereof, shall be exclusively and finally resolved by arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA") then obtaining. The arbitration panel shall consist of three (3) arbitrators. The claimant shall propose one arbitrator; the respondent shall propose the second arbitrator; and the third arbitrator, who shall serve as chairman, shall be appointed by the AAA. If any of the Parties shall fail to propose an arbitrator, such arbitrator shall be appointed by the AAA (the "Appointing Authority"). The place of arbitration shall be New York City, USA and the English language shall be used throughout the arbitral proceedings. By agreeing to arbitrate, the Parties waive their right to any form of appeal or recourse to a court of law or other judicial authority, to the fullest extent permitted by law. Notwithstanding the foregoing, this agreement to arbitrate shall not bar either party from seeking temporary or provisional remedies in any Court of competent jurisdiction.
Judgment upon any arbitration award may be entered in any court having jurisdiction thereon. The Parties hereby consent to the exclusive jurisdiction of the state and federal courts located in New York county, New York State.

            (m) Severability. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

                         [Signatures on following page]

            IN WITNESS WHEREOF, the Parties have executed this Agreement as of this 5th, day of April, 2000.

            PURCHASER:

            BF USB Inc.





            By:      /s/ Brian M. Paluch          By:  /s/ Peter Quintilian
                     -------------------               --------------------
                     Name:  Brian M. Paluch            Name: Peter Quintilian
                     Title: President                  Title: Treasurer



ATTEST:



By:         ____________________
            Name:
            Title:



STATE OF Missouri     )
                      )    ss.:
COUNTY OF St. Louis   )


            On this 5th day of April, 2000, before me personally came Brian Paluch, _______________ of BF USB Inc., a Delaware corporation, to me known, and known to me to be the person who executed the foregoing instrument, who, being by me duly sworn, did depose and say that he is the President of BF USB Inc., a Delaware corporation; and that he executed the foregoing instrument on behalf of such corporation and affixed the corporate seal to the foregoing instrument by order of the Board of Directors of said corporation and signed his name thereto by like order.



                                               /s/ Barbara Ann Brown
                                               --------------------
                                               Notary Public 3/10/2002

            [seal]

            SELLER:



            DELICIOUS BRANDS, INC.



            By:  /s/ Tom Guinan
                 --------------------
                 Name:  Tom Guinan
                 Title: President



ATTEST:



By:   /s/ Jeffry Weiner
      ----------------------
      Name:  Jeffry Weiner
      Title: CFO



STATE OF IL           )
                      )   ss.:
COUNTY OF DuPage      )


            On this 5th day of April, 2000, before me personally came Tom Guinan, President of DELICIOUS BRANDS, INC., a Delaware corporation, to me known, and known to me to be the person who executed the foregoing instrument, who, being by me duly sworn, did depose and say that he is the President of DELICIOUS BRANDS, INC., a Delaware corporation; and that he executed the foregoing instrument on behalf of such corporation and affixed the corporate seal to the foregoing instrument by order of the Board of Directors of said corporation and signed his name thereto by like order.


                                                /s/ Doreen Lindsey
                                                --------------------
                                                Notary Public

            [seal]

                                   EXHIBIT B

                                    OPINION

                               VALUEMETRICS, INC.
                        150 EAST 52ND STREET, 16TH FLOOR
                            NEW YORK, NEW YORK 10022
                           TELEPHONE: (212) 980-5800








April 4, 2000


Board of Directors
Delicious Brands, Inc.
2070 Maple Street
Des Plaines, IL  60018


Dear Sirs:

            We understand that Delicious  Brands,  Inc. (the "Company"),  and BF
USB, Inc. ("BF") have entered into an Asset Purchase Agreement, (the "Agreement"), whereby, among other things, the Company will sell, transfer, convey, assign and deliver to BF all the assets, properties, goodwill and rights of the Company, as a going concern, of every nature, kind and description, tangible and intangible (the "Assets"), subject to certain provisions and limitations set forth in the Agreement. BF shall not assume any liabilities of the Company whether or not associated with the Company's assets or in any other way associated with the Company or any of its businesses except as specifically set forth in Exhibit 3(b)(ii) of the Agreement (the "Liabilities").

            Upon the terms and subject to the conditions set forth in the Agreement, in consideration for the Company's Assets, and the covenants and various provisions contained in the Agreement, BF shall: (A) pay the Company a total purchase price of Twenty Six Million Six Hundred Eighty Thousand Dollars ($26,680,000) (the "Consideration") as follows: i.) By federal wire transfer of immediately available funds, the sum of the $26,680,000, less the amount of One Million Seven Hundred Thousand Dollars ($1,700,000) representing the agreed upon working capital adjustment, plus or less (as the case may be), the estimated closing working capital balance/(deficit) pursuant to Section 3(c) of the Agreement, and less the Escrow Fund to be deposited pursuant to Section 3(b)(A)(ii) of the Agreement, ii.) By federal wire transfer of immediately available funds to the Escrow Account designated by the Company by written notice to be delivered to BF at least ten (10) business days prior to closing, the sum of Five Million Three Hundred Thirty-Six Thousand Dollars ($5,336,000) (the "Escrow Fund"); and (B) execute and deliver to the Company a Liability Undertaking pursuant to the terms of the Agreement. The purchase of Assets and the assumption of certain Liabilities consistent with the terms and conditions of the Agreement is hereinafter defined as the Transaction.

Delicious Brands, Inc.
April 4, 2000
Page 2


            You have requested our opinion, as financial advisors, as to the fairness, from a financial point of view, to the Company of the Consideration to be paid in the Transaction.

            In conducting our analysis of the Company and arriving at our opinion as expressed herein, we have reviewed and analyzed certain financial and other information of the Company that was publicly available; including filings made with the Securities and Exchange Commission (the "SEC"). The documents reviewed by Valuemetrics include, but are not limited to:

(i)         Form  S-1/A  Amendment  Number  4 to  Registration  Statement  dated
            October 23, 1998;
(ii)        Form 10-K for the fiscal year ended  December 31,  1998;
(iii)       Form 10-K/A for the fiscal year ended December 31, 1998;
(iv)        Forms 10-Q for the quarters  ended  September  30,  1998,  March 31,
            1999, June 30, 1999 and September 30, 1999;
(v)         Form 8-K filed April 12, 1999 in  connection  with the  issuance and sale of Series B Convertible Preferred Stock and warrant to purchase common stock;
(vi)        Form 8-K filed  August 30, 1999 in the  connection  with the sale of non-negotiable unsecured convertible promissory notes;
(vii)       Form 8-K filed February 1, 2000 in connection  with the NASDAQ Stock
            Market  determination  to delist  the  Company's  security  from the
            NASDAQ Stock Market;
(viii)      Company prepared list of stock option and warrants outstanding as of
            December 31, 1999;  (ix)  Unaudited  management  prepared  financial statements for the fiscal year ending December 31, 1999;
(x)         Unaudited  management  prepared  financial  statements for the month ending January 31, 2000;
(xi)        Unaudited  management  prepared  financial  statements for the month ending February 29, 2000;
(xii)       The stock price trading history of the Company's shares as traded on the NASDAQ Stock Market and OTC Bulletin Board Market;
(xiii)      Public new  releases by the Company for the  eighteen  month  period ending March 31, 2000;
(xiv)       Company  supplied Note Purchase  Agreement  dated August 30, 1999 in connection  with the sale of  non-negotiable  unsecured  convertible promissory notes;
(xv)        Certificate of Adjustment dated February 2000 in connection with the
            Series B Preferred  Stock and  warrant to purchase  shares of common stock of the Company;
(xvi)       Financing and Security  Agreements  between the Company and Republic
            Acceptance Corporation dated November 27, 1996;
(xvii)      First Amendment to Financing Agreement dated April 3, 1998;
(xviii)     Third Amendment to Financing Agreement dated February 10, 2000;
(xix)       Listing of U.S. and foreign trademarks  registered by the Company as of February 18, 2000;

Delicious Brands, Inc.
April 4, 2000
Page 3

(xx)        Certificate of  Designation,  Powers,  Preferences and Rights of the
            Series A Convertible Preferred Stock;
(xxi)       Certificate of  Designation,  Powers,  Preferences and Rights of the
            Series C Convertible Preferred Stock;
(xxii)      Certificate of  Designation,  Powers,  Preferences and Rights of the
            Series D Convertible Preferred Stock;
(xxiii)     Stock Purchase  Agreement dated December 10, 1999 in connection with the sale of Series C Convertible Preferred Stock of the Company;
(xxiv)      Draft Stock Purchase  Agreement dated March, 2000 in connection with the sale of Series D Convertible Preferred Stock of the Company;
(xxv)       The Company's 1989 Stock Option Plan;
(xxvi)      The Company's 1994 Formula Stock Option Plan;
(xxvii)     The Company's 1995 Stock Option Plan;
(xxviii)    Draft Asset Purchase  Agreement  between the Company and BFUSB, Inc.
            dated March 21, 2000;
(xxix)      Descriptive  Memorandum  dated  August 25,  1999  prepared by Condor
            Ventures, Inc.

            In addition, Valuemetrics has reviewed available industry and market research and publicly available financial and stock performance data of companies that we deemed comparable to the Company.

            In rendering our opinion, we have conducted on site due diligence and held discussions with certain officers, employees and representatives (including counsel) of the Company concerning the business and its operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we have deemed appropriate.

            In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify such information. We have not assumed any responsibility for the independent verification of any such information or projections provided to us and we have further relied upon the assurance of the management of the Company that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities of the Company, the purchased Assets or assumed Liabilities. We have also assumed that the Transaction would be consummated on the terms set forth therein, without waiver of any such terms.

            We  have  assumed,   with  the  consent  of  the  Company  that  the
Transaction will comply with applicable federal and state laws, including, without limitation laws relating to bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally.

Delicious Brands, Inc.
April 4, 2000
Page 4


            As part of our professional services, we are regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, leveraged buyouts, sales of unlisted securities, and valuations for estate, corporate and other purposes. We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof. Subsequent developments may affect this opinion, and we disclaim any obligation to update, revise or reaffirm this opinion.

            This letter and our opinion as expressed herein are for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction. The Board of Directors of the Company may rely upon this opinion with respect to the Transaction. This letter does not constitute a recommendation of the Transaction over any other alternative transactions which may be available to the Company and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Transaction. In addition, in rendering this opinion, we do not express any view as to the prices at which the Company's securities may trade prior to or following the Transaction. This letter does not constitute a recommendation by our firm to any particular member of the Board of Directors or to any stockholder as to how such member or stockholder should vote in connection with the Transaction. We understand that this Opinion will be filed with the SEC and distributed to the Company's stockholders as part of a Proxy Statement relating to the Transaction. We hereby consent to the foregoing use of this letter. Otherwise, this letter and the contents hereof may not be published, disseminated, referred to, summarized, described or otherwise used, nor shall any public reference to Valuemetrics, Inc. be made, without our prior written consent (except in documents or communications filed with the SEC and NASDAQ, including any proxy statements). As you are aware, we will receive a fee for our services to the Board of Directors in connection with rendering this opinion, and the Company has indemnified Valuemetrics for certain liabilities arising out of this engagement including the rendering of this opinion.

            Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be paid under the terms of the Agreement and in connection with the Transaction is fair, from a financial point of view, to the Company.


                                Very truly yours,



                                /s/ VALUEMETRICS, INC.
                                VALUEMETRICS, INC.
                                                                             B-4